Exhibit 10.11

Execution version

LEASE

by and between

VENTAS BECKLEY, LLC

a Delaware limited liability company

and

GRAYBUG VISION, INC.

a Delaware corporation

i

23.	Damage or Destruction	29

24.	Eminent Domain	31

25.	Surrender	32

26.	Holding Over	32

27.	Indemnification and Exculpation	33

28.	Assignment or Subletting	34

29.	Subordination and Attornment	37

30.	Defaults and Remedies	38

31.	Bankruptcy	43

32.	Brokers	44

33.	Definition of Landlord	44

34.	Limitation of Landlord’s Liability	45

35.	Joint and Several Obligations	45

36.	Representations	46

37.	Confidentiality	46

38.	Notices	46

39.	Miscellaneous	47

ii

LEASE

THIS LEASE (this “Lease”) is entered into as of this 8 day of October, 2019 (the “Effective Date”), by and between VENTAS BECKLEY, LLC, a Delaware limited liability company (“Landlord”), and GRAYBUG VISION, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns or leases certain real property described on Exhibit A-1 attached hereto (the “Land”) and the improvements now or hereafter to be constructed on the Land including the building located or to be located at 6411 Beckley Street, Baltimore, Maryland (the “Building”) and the appurtenances related thereto (collectively, the “Property”).

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located on the second (2nd) floor of the Building, pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises.

1.1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A-2 attached hereto, for use by Tenant in accordance with the Permitted Use and no other uses. All portions of the Building that are for the non-exclusive use of the tenants of the Building, such as service corridors, stairways, elevators, public restrooms and public lobbies, are hereinafter referred to as “Common Area.”

2. Definitions and Basic Lease Provisions. Definitions of capitalized terms appear throughout the Lease. A table referencing the location of the definitions appears as Schedule 1. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the Effective Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. In the definitions below, each current Rentable Area is expressed in square feet. Rentable Area and “Tenant’s Pro Rata Share” are subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Effective Date)
Approximate Rentable Area of Premises*	14,303 square feet
Approximate Rentable Area of Building*	71,541 square feet
Tenant’s Pro Rata Share of Building*	19.99%

* Note:	Subject to adjustment based upon the Rentable Area of the Premises as of the Term Commencement Date.

2.3. Initial monthly and initial annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date, subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area*	Initial Base Rent per Square Foot of Rentable Area	Initial Monthly Base Rent*	Initial Annual Base Rent*
Rent Commencement Date-Term Expiration Date	14,303	$24.00 annually	$28,606.00	$343,272.00

*	Subject to adjustment based upon the Rentable Area of the Premises as of the Term Commencement Date.

2.4. Length of Term: Approximately twelve (12) months from the Rent Commencement Date plus, if the Rent Commencement Date is not the first day of the month, the partial month containing the Rent Commencement Date, provided, however, that the length of the Term may be less than twelve (12) months if the Term Expiration Date (as defined below) occurs prior to the end of the twelve (12) month period.

2.5. Estimated Term Commencement Date: December 17, 2019.

2.6. Estimated Term Expiration Date: December 16, 2020.

2.7. Rent Commencement Date: The Rent Commencement Date shall be the Term Commencement Date.

2.8. Security Deposit: $28,606.00.

2.9. Intentionally Omitted.

2.10. Intentionally Omitted.

2.11. Permitted Use: Solely for office and laboratory use in conformity with all federal, state, municipal and local zoning and other laws, codes, ordinances, rules and regulations of Governmental Authorities, the CC&Rs, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”).

2.12. Guarantor:	None.

2.13. Intentionally Omitted.

2.14. Address for Rent Payment:	Ventas Beckley, LLC
c/o Lillibridge Healthcare Services, Inc.
32575 Collection Center Drive
Chicago, IL 60693-0325

2.15. Address for Notices to Landlord:	Ventas Beckley, LLC
c/o Ventas, Inc.
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
Attn: Asset Management (Life Sciences)
Phone: (312) 660-3800
Email: james.mendelson@ventasreit.com

With a copy to:	Ventas Beckley, LLC
c/o Wexford Asset Management, LLC
801 West Baltimore Street, Suite 505
Baltimore, Maryland 21201
Attn: Senior Vice President, Asset Management
E-mail: mark.korczakowski@wexfordscitech.com
and
Attn: General Counsel
Email: danielle.howarth@wexfordscitech.com

And with a copy to:	Ventas Beckley, LLC
c/o Ventas, Inc.
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
Attn: Legal Department
Phone: (312) 660-3800
Email: bberman@ventasreit.com;

2.16. Address for Notices to Tenant:	Graybug Vision, Inc.
6411 Beckley Street
Baltimore, Maryland 21224
Attn: CFO

2.17. Address for Invoices to Tenant:	Graybug Vision, Inc.
6411 Beckley Street
Baltimore, Maryland 21224
Attn: CFO

2.18. Landlord’s Broker: CB Richard Ellis

2.19. Tenant’s Broker: CB Richard Ellis

2.20. The following Schedules, Riders and Exhibits are attached hereto and incorporated herein by reference:

Schedule 1	Index of Defined Terms
Special Provisions Rider
Exhibit A-1	The Land
Exhibit A-2	Drawing Depicting the Premises
Exhibit B-1	Tenant Work Insurance Schedule
Exhibit B-2	Construction Rules
Exhibit C	Acknowledgement of Term Commencement Date, Rent
Commencement Date and Term Expiration Date
Exhibit D	Reserved
Exhibit E	List of Additional Insureds and Indemnitees
Exhibit F	Rules and Regulations
Exhibit G	Form of Estoppel Certificate
Exhibit H	Tenant’s Required Insurance Coverages
Exhibit I	Operating Expenses Defined
Exhibit J	Request to Use Common Areas
Exhibit K	HazMat Rules

3. Term.

3.1. The actual term of this Lease (as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date, continue for the time period specified in Section 2.4, and expire on the earlier of (a) the end of such time period, or (b) December 16, 2020 (such date, the “Term Expiration Date”), subject to extension or earlier termination of this Lease as provided herein.

3.2. “Lease Year” as used herein shall mean (a) each and every consecutive twelve (12) month period during the Term of this Lease, or (b) in the event of Lease expiration or termination, the period between the last complete Lease Year and said expiration or termination. The first such twelve (12) month period shall commence on the Rent Commencement Date. If the Rent Commencement Date is any day other than the first day of the month, then the first Lease Year shall include the partial month in which the Rent Commencement Date occurs and the next consecutive twelve (12) months.

4. Possession and Commencement Date. The “Term Commencement Date” shall be the later of (a) December 17, 2019, and (b) the date upon which the Sublessor (as defined in Section 3.3) vacates and abandons all rights to the Premises and the Sublessor’s lease is of no force or effect. Upon request by Landlord and delivery to Tenant of an unexecuted, but completed, copy of the form attached hereto as Exhibit C, Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date, the Rent Commencement Date and the Term Expiration Date within ten (10) days of such request. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date, the Rent Commencement Date, the Term Expiration Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by the Food and Drug Administration, any medical review board, health department, liquor control board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date.

5. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Property, or with respect to the suitability of the Premises, the Building or the Property for the conduct of Tenant’s business. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Property were at such time in good, sanitary and satisfactory condition and repair.

6. Rentable Area.

6.1. The term “Rentable Area” shall mean the rentable square footage as calculated using the BOMA 2010 Office Standard (ANSI/BOMA Z65.1-2010 Method A (legacy method)), as calculated by Landlord’s architect, and as reduced to exclude any below grade space not used for normal office or laboratory use, all as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Property, as applicable, provided, however, that no such adjustment shall occur more than once per calendar year or result in the Rentable Area of the Premises being more than two percent (2%) greater than the Rentable Area identified in Section 2.2 of this Lease.

6.2. Review of allocations of Rentable Areas as between tenants of the Building shall be made as frequently as Landlord deems appropriate, including in order to facilitate an equitable apportionment of Operating Expenses. If such review is by a licensed architect and allocations are certified by such licensed architect as being correct, then Tenant shall be bound by such certifications.

7. Rent.

7.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the Rent Commencement Date, the sums set forth in Section 2.3, subject to the rental adjustments and increases provided therein and, if applicable, the rental increases provided in Article 6. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments and increases provided therein, each in advance on the first day of each and every calendar month during the Term.

7.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) from and after the Rent Commencement Date, Tenant’s Share of Operating Expenses, and (b)any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including indemnification payments, and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America to the address set forth in Section 2.14 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Rent Commencement Date occurs on a day other than the first day of a calendar month or the Term ends on a day other than the last day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month. Additional Rent shall be paid by Tenant within the time periods set forth in this Lease, or, if no time period is established, then within thirty (30) days after written demand from Landlord.

7.4. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by

(a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence; and Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

8. Operating Expenses.

8.1. (a) Operating Expenses are defined in Exhibit I attached hereto.

(b) Notwithstanding anything herein to the contrary, if Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to any tenant or tenants who have undertaken to perform such work or service in lieu of the performance thereof by Landlord, then Tenant’s Pro Rata Share of such item of Operating Expenses shall be determined by dividing (i) the Rentable Area of the Premises, by (ii) the Rentable Area of the Building reduced by the Rentable Area of those tenants for whom Landlord does not provide such work or service.

8.2. From and after the Rent Commencement Date, Tenant shall pay to Landlord commencing on the Rent Commencement Date and on the first day of each calendar month thereafter of the Term, as Additional Rent, Landlord’s estimate of Tenant’s Pro Rata Share of Operating Expenses with respect to the Building and the Property, as applicable, for such month, and:

(a) Within one hundred eighty (180) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Pro Rata Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”). Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after receipt of an invoice therefor. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Pro Rata Share of Operating Expenses and the cost of providing utilities to the Premises for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.

(b) Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

8.3. Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce results substantially consistent with Landlord’s then-current practice at the Property. For example, as the Building may contain both retail and office components, certain Operating Expenses (including, but not limited to, systems that may serve such components disproportionately) may be allocated by Landlord disproportionately between such components. Landlord or an affiliate(s) of Landlord may own or lease other property(ies) adjacent to or near the Property (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Property pursuant to this Lease, similar services may be performed by the same vendor(s) for the Neighboring Properties or aggregate costs may be incurred for the Property and the Neighboring Properties. In such a case, Landlord may reasonably allocate to the Property such costs based upon the ratio that the rentable square footage of the Building (as applicable) bears to the total rentable square footage of all buildings within the Neighboring Properties and the Property for which the services are performed or the costs incurred, unless the scope of the services performed for any building or property (including the Building) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building).

8.4. Landlord may annualize certain Operating Expenses incurred prior to the Rent Commencement Date over the course of the budgeted year during which the Rent Commencement Date occurs, and Tenant shall be responsible for the annualized portion of such Operating Expenses corresponding to the number of days during such year, commencing with the Rent Commencement Date, for which Tenant is otherwise liable for Operating Expenses pursuant to this Lease. Tenant’s responsibility for Tenant’s Pro Rata Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, (b) the date Tenant has fully vacated the Premises and (c) if termination of the Lease is due to a default by Tenant, the date of rental commencement of a replacement tenant.

8.5. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

8.6. In the event that the Building is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building been fully occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

9. Taxes on Tenant’s Property.

9.1. Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least twenty (20) days prior to delinquency.

9.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building or the Property is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building or the Property, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

9.3. Tenant shall also pay to the appropriate federal, state, regional, local or municipal governmental authority, agency or subdivision (“Governmental Authority”), before any penalties or fines are assessed, any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate Governmental Authority in a timely fashion. Tenant shall also pay to Landlord the applicable state sales, rent or similar tax, if any, on all Rent simultaneously with the payment by Tenant of the Rent as otherwise required by Applicable Law. If Tenant is entitled to an exemption from any such use and occupancy tax or sales, rent or similar tax, Tenant shall deliver to Landlord prior to the Rent Commencement Date a copy of the certification, permit or other written evidence from the appropriate governmental authority confirming that Tenant is exempt therefrom and all annual updates thereto such that Landlord can at all times during the Term of this Lease confirm that Tenant is entitled to such exemption and upon any failure to do so, Tenant shall pay before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy or sales, rent or similar tax in connection with the Premises, or in the event Landlord is required by law to collect such tax, Tenant shall pay such tax to Landlord as Additional Rent within twenty (20) days of demand.

10. Security Deposit.

10.1. Tenant shall deposit in cash with Landlord on or before the Effective Date the sum set forth in Section 2.7 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term. If Tenant Defaults with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

10.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

10.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

10.4. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease; provided, however, that Landlord may retain an amount of the Security Deposit, as it shall reasonably determine, to secure the payment of any Rent, the amount of which Landlord is then unable to determine finally (and Landlord shall return any such retained amount to Tenant promptly following the final determination of such Rent amount and the full payment to Landlord of such Rent).

10.5. The Security Deposit shall not be deemed an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease by Tenant, nor shall it be a bar or defense to any action that Landlord may at any time commence against Tenant. The Security Deposit shall be the property of Landlord and Landlord may commingle the Security Deposit with other assets of Landlord or its affiliates and Tenant shall not be entitled to any interest on the Security Deposit.

11. Use.

11.1. Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

11.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; the CC&Rs; zoning ordinances; or the certificate of occupancy issued for the Building or the Property, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.

11.3. Tenant shall not allow the Premises or any part thereof to be used for any trade or business consisting of the operation of: (a) a shooting gallery; (b) an adult bookstore or facility selling or displaying pornographic books, literature, or videotapes (materials shall be considered “adult” or “pornographic” for such purpose if the same are not available for sale or rental to children under 18 years old because they explicitly deal with or depict human sexuality); (c) an establishment offering bingo or similar games of chance, but lottery tickets and other items commonly sold in retail establishments may be sold as an incidental part of business; (d) a video game or amusement arcade, except as an incidental part of another primary business; (e) drug or addiction treatment centers or clinics or parole or probation offices, whether as the principal or accessory use, (f) lodging, sleeping or any residential use, or (g) for the sale, distribution or use of marijuana or products using marijuana or similar drugs that are currently illegal to manufacture or distribute or sell under any Applicable Laws.

11.4. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Property, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Property, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

11.5. Tenant shall keep all doors opening onto public corridors or the exterior of the Building closed, except when in use for ingress and egress.

11.6. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent. Tenant shall, upon termination of this Lease, return to

Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

11.7. No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

11.8. No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Signage shall conform to any design criteria adopted by Landlord from time to time. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Notwithstanding the foregoing, building-standard interior signs on certain entry doors to the Premises and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor.

11.9. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

11.10. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Property.

11.11. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Property, or injure or annoy them, (b) use or allow the Premises to be used for immoral, unlawful or objectionable purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Property or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their ability to conduct business in a professional and suitable work environment. Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole and absolute discretion.

11.12. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”) to the extent triggered by alterations made subsequent to the Term Commencement Date by, or at the request of Tenant. Landlord may perform at Tenant’s expense, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by alterations within the Premises made subsequent to the Term Commencement Date by, or at the request of, Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the ADA to the extent triggered by alterations made by Landlord to the Building.

11.13. Tenant shall endeavor to maintain temperature and humidity in the Premises in accordance with ASHRAE standards at all times.

12. Rules and Regulations, CC&Rs, Parking Facilities and Common Area.

12.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit F, together with such other different and/or additional reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (collectively, the “Rules and Regulations”). Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonobservance by any other tenant or person of any Rules and Regulations.

12.2. This Lease is subject to (a) any ground or master lease, and any and all amendments thereto, and (b) any recorded covenants, conditions or restrictions on the Property (collectively, the “CC&Rs”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. Tenant shall comply with the CC&Rs.

12.3. At no additional charge to Tenant, Tenant shall be entitled to use Tenant’s Pro Rata Share of unreserved parking spaces in common with other occupants and users of the Building on a first come, first served bases, to the extent that such parking spaces are Common Areas.

12.4. Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have the non-exclusive right to access the freight loading dock and freight elevator, if any, at no additional cost.

12.5. Subject to availability and to the approval of Landlord’s property manager, which shall not be unreasonably withheld, Tenant shall have the right and license to use any conference facilities constituting part of the Common Areas of the Building and other Common Areas approved by Landlord’s property manager (provided that such spaces are not under construction or being prepared for construction), from time to time for events that relate to Tenant’s Permitted Use under this Lease, including without limitation events for its invitees, presentations and forums, and social gatherings for its invitees (each a “Tenant Event”), subject to the following terms and conditions:

(a) Tenant shall provide advance written notice to Landlord of each Tenant Event, which notice may be delivered by e-mail (and without any separate hard-copy notice required) to Landlord’s property manager, and which shall be delivered at least ten (10) business days prior to the Tenant Event, or if more than fifty (50) attendees are expected, at least twenty (20) business days before the Tenant Event. Tenant’s request shall include (i) the proposed time, duration and location of the Tenant Event; (ii) the expected number of attendees, and whether the Tenant Event will be open to the public or to invitees; (iii) whether food and/or alcohol will be served; (iv) a narrative description of the planned event, and (v) shall otherwise be in the form of Exhibit J attached hereto.

(b) Landlord may disapprove of, or place conditions on, any request for a Tenant Event, in Landlord’s reasonable discretion, within five (5) business days of receipt of such request. In addition, Landlord shall have the right to temporarily or permanently prohibit or limit the use of particular portions of the Common Areas, as designated by Landlord from time to time.

(c) Tenant shall be responsible for planning, coordinating and supervising the Tenant Event (including set-up and take-down of any movable personal property or audio-visual or other equipment used in connection with the Tenant Event) at Tenant’s sole expense, in accordance with the requirements of this Lease and all Applicable Laws. Tenant shall be responsible for obtaining any required licenses or permits for the Tenant Event. Landlord shall not be required to perform any services in connection with the Tenant Event or to assist with the Tenant Event in any manner whatsoever, including without limitation providing coordination, janitorial, security, property management, engineering or base-building services outside of those typically provided at the Property. Following the Tenant Event, Tenant shall be responsible for ensuring that the area in which the Tenant Event was conducted is thoroughly cleaned, and shall be responsible for the cost of any damage resulting from any Tenant Event, the cost of repairing any damage to be paid by Tenant on demand as Additional Rent. The Tenant Event may not interfere with any other tenant or the ordinary operations of the Property.

(d) Each Tenant Event shall be subject to the terms and provisions of this Lease, including without limitation (i) the insurance requirements set forth in Article 22; (ii) the indemnification and exculpation provisions set forth in Article 27; and (iii) any provisions of this Lease, including any Rider, related to the service of alcohol. If Landlord so requires, prior to any Tenant Event, Tenant shall deliver to Landlord certificates of insurance evidencing the required insurance coverage under Article 22.

13. Property Control by Landlord.

13.1. Landlord reserves full control over the Building and the Property to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by this Lease. This reservation includes Landlord’s right to subdivide the Property; convert the Building and other buildings within the Property to condominium units; remove Common Areas and/or portions of the Land from the Property; change the size of the Property by selling all or a portion of the Property or adding real property and any improvements thereon to the Property; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Property; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Property pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Property; and alter, modify or relocate any other Common Area or facility, including any private drives, parking areas, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises. Tenant acknowledges that Landlord specifically reserves the right to allow the exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors; provided, however, that Tenant shall not be deprived of the use of the corridors reasonably required to serve the Premises or of restroom facilities serving the floor upon which the Premises are located.

13.2. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord.

13.3. Tenant agrees not to oppose, and at Landlord’s request, shall support any initiatives by Landlord or its affiliates (a) that involve land use, zoning or other regulatory changes as to the Building, the Property or any other property owned or leased by Landlord or an affiliate of Landlord (each a “Neighboring Property”), or (b) that involve financing, incentives or subsidies of any kind for the Building, the Property or any Neighboring Property so long as Tenant’s use of the Premises for the Permitted Use is not materially, adversely affected. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder.

13.4. Landlord may, at any and all reasonable times, and upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time. In connection with any such alteration, improvement or repair as described in Subsection 13.4(w), Landlord may erect in the Premises or elsewhere in the Property scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

14. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

15. Utilities, Utility Charges and Services.

15.1. (a) Tenant shall pay for all water, gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. If any such utility is not separately metered to Tenant, Tenant shall pay Tenant’s Pro Rata Share of all charges of such utility jointly metered with other premises as part of Tenant’s Pro Rata Share of Operating Expenses or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent. Landlord may base its bills for utilities on reasonable estimates; and reconcile annually based on the actual cost of providing utilities in the same manner as Operating Expenses under Section 8.2. Electrical service for any air handling units exclusively serving the Premises and for any rooftop equipment installed by Tenant with Landlord’s express written consent, will be submetered to the Premises and such submetering shall be paid for by Tenant as Additional Rent. Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Term Commencement Date; provided, however, that, if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date and Tenant uses the Premises for any purpose other than placement of personal property as set forth in Section 4.3, then Tenant shall be responsible for the cost of utilities supplied to the Premises from such earlier date of possession.

(b) If Landlord demonstrates on the basis of submetering or other reasonable methodology that Tenant uses more than Tenant’s Pro Rata Share of HVAC, Landlord may elect to allocate and charge Tenant and not charge other tenants in the Building, as Additional Rent, separately for electricity used in the Common Areas, with such allocation to be based on the consumption of electricity in the Premises relative to consumption of electricity by all other Building tenants, as reasonably determined by Landlord on the basis of submetering or other reasonable methodology. If Landlord so elects, the (x) the Common Area electric charge payable with respect to the Premises shall be payable monthly on an estimated basis and reconciled annually in the same manner as Operating Expenses under Sections 8.2, and (y) Tenant’s Pro Rata Share of Operating Expenses for the Premises shall be calculated in the same manner as herein provided except that all costs of electricity for the Common Areas shall be deducted from Operating Expenses.

(c) In general water service will either not be provided to the Premises or, if provided, will be provided only for limited lavatory purposes and will not be separately metered or monitored. However, if Landlord determines that Tenant requires, uses or consumes water for any purpose other than ordinary lavatory purposes (including, without limitation, for a restaurant use), Landlord may install a water meter or submeter (“Tenant Water Meter”) and thereby measure Tenant’s water consumption for all purposes. Tenant shall pay Landlord for the costs of any Tenant Water Meter and the installation and maintenance thereof during the Term. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes stated in this Section shall be deemed to be Additional Rent payable by Tenant and collectible by Landlord as such.

(d) If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Property by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

15.2. For the Premises, Landlord shall (a) maintain and operate the central heating, ventilating and air conditioning systems located outside the Premises and serving other tenants in the Building (“HVAC”) and (b) subject to the other provisions of this Section, furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. If Tenant will require HVAC outside normal business hours of business days (as reasonably designated by Landlord) in the Premises (“Overtime HVAC”), then Landlord shall be obligated to provide Overtime HVAC only if Tenant requests it by 4 p.m. on the immediately preceding business day. To the extent that Tenant occupies the Premises for laboratory purposes, Tenant directs Landlord to provide Overtime HVAC at all times outside normal business hours of business days (as reasonably designated by Landlord), pending further written notice from Tenant. Tenant shall pay Landlord, as Additional Rent, Landlord’s standard charge for Overtime HVAC for the Premises. As of the Effective Date, Landlord’s hourly rate per floor for Overtime HVAC is $50.00 per hour, but such charge may be adjusted from time to time by Landlord consistent with rates charged for similar buildings in the metropolitan area in which the Building is located.

15.3. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon.

15.4. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building (as applicable) beyond the existing capacity of the Building or the Property usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s or Property’s (as applicable) capacity to provide such utilities or services.

15.5. Tenant may install equipment to provide emergency power, in a location in the Premises, subject to Landlord’s prior written approval of the equipment and location. The installation of such equipment shall constitute Alterations.

15.6. For any utilities serving the Premises for which Tenant is billed directly by the utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements for such utilities within thirty (30) days after Tenant’s receipt thereof, (b) within thirty (30) days after Landlord’s request, any other utility usage information reasonably requested by Landlord, and (c) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by Applicable Laws. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Property may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers, and Tenant shall pay Landlord a fee of One Thousand Dollars ($1,000) per month to collect such utility usage information. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

15.7. Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to ensure that such capacity is not exceeded, and to avert a possible adverse effect upon the Property’s distribution of electricity via the Property’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance (which consent Landlord may condition upon the availability of electric energy in the Property as allocated by Landlord to various areas of the Property) connect any fixtures, appliances or equipment (other than normal business machines) to the Building’s or Property’s electric system or make any alterations or additions to the electric system of the Premises existing on the date hereof. Should Landlord grant such consent, all additional risers, distribution cables or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand (or, at Tenant’s option, shall be provided by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with the provisions of this Lease). Landlord shall have the right to require Tenant to pay sums on account of such cost prior to the installation of any such risers or equipment.

15.8. If required by Applicable Law, Landlord may, upon sixty (60) days’ prior written notice to Tenant, discontinue Landlord’s provision of electric energy hereunder. If Landlord discontinues provision of electric energy pursuant to this Section, Tenant shall not be released from any liability under this Lease, except that as of the date of such discontinuance, Tenant’s obligation, if any, to pay Landlord additional charges for electric energy thereafter supplied to the Premises shall cease. As of such date, Landlord shall permit Tenant to receive electric energy directly from the public utility company supplying electric energy to the Property, and Tenant shall pay all costs and expenses of obtaining such direct electrical service. Such electric energy may be furnished to Tenant by means of the Building’s then-existing system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment that may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord, and reimbursed by Tenant as an Operating Expense.

15.9. The parties hereto agree to comply with all mandatory energy, water or other conservation controls or requirements applicable to the Building issued by the Federal, State, county, municipal or other applicable governments, the U.S. Green Building Council or Green Building initiative or its successors or peer organizations, or any public utility or insurance carrier including, without limitation, controls on the permitted range of temperature settings in buildings or requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance by Landlord with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any rent payable hereunder.

15.10. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord has no duty to provide security for any portion of the Premises, and Tenant assumes sole responsibility and liability for the security of itself, its employees, customers and invitees and their respective property, in the Premises. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties on or near the Property, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

15.11. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by Landlord); Severe Weather Conditions; physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of Landlord); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to Landlord); government regulations, moratoria or other governmental actions, inactions or delays; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of Landlord, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of Landlord (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence. Landlord reserves the right to stop service of the elevator, plumbing, HVAC and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, HVAC or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence; a failure by a third party to deliver gas, oil or another suitable fuel supply; or Landlord’s inability by exercise of reasonable diligence to obtain gas, oil or another suitable fuel. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. In no event shall Landlord be liable to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Property with electric energy.

16. Alterations.

16.1. Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems), or the core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power, then Landlord may withhold its approval in its sole and absolute discretion. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in a Class “A” building and, if applicable, in lab areas or are not financially credit-worthy given the cost of the Alterations.

16.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage. Tenant may not, as part of the Alterations or otherwise install any work of art in the Premises or elsewhere in the Building that is incorporated into the Building, is a part of the Building or may not be removed from the Building without causing the destruction, distortion, mutilation or other modification of the work of art, without first obtaining the prior written approval of Landlord of the installation of the specific work of art, which approval may be withheld in Landlord’s sole and absolute discretion. Approval of plans and specifications for the Alterations shall not, by itself, constitute approval of the installation of a work of art.

16.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

16.4. Any work performed on the Premises, the Building or the Property by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws and CC&Rs. At all times while Alterations are being performed, Tenant shall cause its contractors and subcontractors to maintain in effect all insurance required under and fully comply with the provisions of Exhibit B-1.

16.5. Before commencing any Alterations, Tenant shall (a) give Landlord at least thirty (30) days’ prior written notice of the proposed commencement of such work and the names and addresses of the persons supply labor or materials therefor so that Landlord may enter the Premises to post and keep posted thereon and therein notices or to take any further action that Landlord may reasonably deem proper for the protection of Landlord’s interest in the Property and (b) shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

16.6. Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant. Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect thereto, together with supporting documentation reasonably acceptable to Landlord.

16.7. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16.8. The Premises plus any Alterations, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, and other additions and improvements attached to or built into the Premises, made by either of the parties (including all floor and wall coverings, paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods, walk-in freezers and refrigerators, ductwork, conduits, electrical panels and circuits, attached machinery and equipment, and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, all wiring and cabling installed by or on behalf of Tenant in the Premises or in the utility closets or chases of the Building, all of Tenant’s Signage, all of Tenant’s personal property (except as otherwise provided in Section 16.9 below), all works of art and all window coatings or sunscreens installed by Tenant on windows of the Building shall be removed by Tenant upon the expiration or earlier termination of the Lease, and Tenant shall restore the Property to its condition prior to such installation upon the expiration or earlier termination of the Lease. If Tenant shall fail to remove any of the foregoing, and restore the Property as required, Tenant shall be responsible for reimbursing Landlord for costs incurred by Landlord in removing any of such property and restoring the Property to its condition prior to such installation. Tenant is not responsible for removing or restoring any conditions in existence in the Premises prior to the Term Commencement Date, including without limitation Sublessor’s alterations, cabling and personal property.

16.9. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement, fixture, personal property or equipment from the Premises as to which Landlord contributed payment, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

16.10. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord broom clean and otherwise in the condition in which the Premises are required to be maintained and surrendered by the terms of this Lease, reasonable wear and tear excepted. Tenant shall surrender all keys for the Premises to Landlord and shall inform Landlord of the combinations to all locks, safes and vaults in the Premises.

Tenant shall, at its expenses, remove from the Premises on or prior to expiration or earlier termination of this Lease all furnishings, fixtures and equipment situated thereon as well as those Alterations that are required to be removed pursuant to Section 16.8.

16.11. If Tenant shall fail to remove any of the property which Tenant is required to remove pursuant to Section 16.8 above from the Premises or the Building (including, without limitation, any wiring or cabling in the utility closets or chases of the Building and any Tenant’s Signage) prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such property.

16.12. Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost to Tenant of all Alterations to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

16.13. Tenant’s obligation under Sections 16.7, 16.8, 16.9, 16.10, 16.11, and 16.12 shall survive the expiration or earlier termination of this Lease.

17. Repairs and Maintenance.

17.1. Landlord shall repair and maintain the structural and exterior portions and Common Area of the Building and the Property, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; common fire sprinkler systems (but excluding sprinkler heads which must be maintained by Tenant); base building HVAC systems (but excluding air handlers exclusively serving the Premises which must be maintained by Tenant); common elevators; and common electrical systems installed or furnished by Landlord.

17.2. Except for services of Landlord, if any, required by Section 17.1 hereof, Tenant will maintain the Premises and the fixtures and improvements therein (including, without limitation, all walls, doors, ceilings and lighting fixtures) and all electrical, plumbing, mechanical and HVAC equipment exclusively serving the Premises (but excluding all common utilities and common HVAC systems and all electrical, plumbing, mechanical and HVAC equipment serving portions of the Building other than the Premises) and all sprinkler heads located in the Premises, will make all repairs and replacements thereto (excluding structural repairs and replacements, unless caused by Tenant’s acts or omissions), whether foreseen or unforeseen, ordinary or extraordinary, so as to keep the Premises in their current condition and state of repair, reasonable wear and tear excepted, and will neither commit nor suffer any active or permissive waste or injury thereof, and shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests. Tenant’s responsibilities shall include the maintenance, repair and replacement of all of Tenant’s signage (both interior and exterior) and all other facilities and equipment of Tenant located outside of the Premises and all improvements, systems, equipment, and other installations, including, without limitation, all related lines, conduits, pipes, cabling, connections and the like, located outside of the Premises that were installed by Tenant or installed by Landlord for Tenant as part of this Lease. Landlord will maintain any Building standard air handler or Building standard condenser that exclusively serves the Premises (but any specialty equipment, such as Liebert type units and HEPA filtration units, shall remain Tenant’s responsibility) and sprinkler heads located in the Premises, but Tenant shall be solely responsible for the cost thereof as Additional Rent. Tenant’s responsibilities in conjunction therewith shall also include, but not be limited to, the cleaning of window coverings, mini-blinds and shades, the shampooing and re-stretching of carpet, and the regular painting and decorating of the Premises so as to maintain the Premises in a first-class condition and state of repair. All bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant’s cost and expense and must comply with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. All such repair work and maintenance and any alterations permitted by Landlord shall be done at Tenant’s sole cost and expense by persons or contractors selected by Tenant and consented to in writing by Landlord. Tenant shall, at Tenant’s expense, but under the direction of Landlord, by contractors selected by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant’s contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises. Tenant shall be responsible for all janitorial service and trash removal from the Premises. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of the Federal, State, county, municipal or other governing authorities regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (b) to comply with Landlord’s recycling policy as part of Landlord’s sustainability practices where it may be more stringent than applicable law; (c) to sort and separate its trash and recycling into such categories as are provided by law or Landlord’s sustainability practices; (d) that Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separate and sorted as required by Applicable Laws or Landlord’s sustainability practices, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (e) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.

17.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

17.4. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

17.5. Landlord shall clean the exterior of the exterior windows of the Building no more than two (2) times per year. Tenant, at Tenant’s sole cost and expense, shall be responsible for the regular cleaning of the interior of the exterior windows and any interior windows consistent with Tenant’s obligations under Section 17.2.

17.6. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Property. In the event of a casualty described in Article 23, Article 23 shall apply in lieu of this Article. In the event of eminent domain, Article 24 shall apply in lieu of this Article.

17.7. Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses. Notwithstanding the foregoing, to the extent that the cost of such repairs and maintenance caused by Tenant’s acts, neglect, fault or omissions exceeds the limits of any insurance maintained or required to be maintained by Tenant pursuant to this Lease but are covered by insurance maintained or required to be maintained by Landlord under this Lease, then Landlord shall file a claim for such excess pursuant to Landlord’s insurance and Tenant shall reimburse Landlord for the deductible therefor and any increase in premium resulting from such claim within thirty (30) days after receipt of an invoice therefor.

18. Liens.

18.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Property free from any liens arising out of work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Property for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after the filing thereof, at Tenant’s sole cost and expense.

18.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 18.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent.

18.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Property be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Property.

19. Estoppel Certificate. Tenant shall, within ten (10) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit G, or on any other form reasonably requested by a current or proposed Lender or encumbrancer or proposed purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Upon Landlord’s request, Tenant shall cause the Guarantor to also execute and deliver such statement within such time period. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property. Tenant’s failure to deliver any such statement within such the prescribed time shall, at Landlord’s option, constitute a Default under this Lease, and, in any event, shall be binding upon Tenant and constitute Tenant’s irrevocable acknowledgement and agreement that all of the matters stated in such statement are true, correct and complete.

20. Hazardous Materials.

20.1. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises, the Building or the Property by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). Notwithstanding the foregoing, Tenant may keep, store and use upon the Premises de minimus amounts of typical cleaning and office supplies that constitute Hazardous Materials, provided that such cleaning and office supplies are kept, stored, used, maintained and disposed of in accordance with all Applicable Laws and manufacturer’s instructions and further provided that Tenant may not discharge or dispose of any such Hazardous Materials in any drains in the Building. If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Property, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder or (d) contamination of the Property occurs as a result of Hazardous Materials that are placed on or under or are released into the Property by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Property or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, (y) damages arising from any adverse impact on marketing of space in the Property or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Property. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Property, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Property, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Property, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

20.2. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of this Lease.

20.3. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

20.4. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 26.

20.5. As used herein, the term “Hazardous Material” means (a) any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority, and (b) (i) “chemotherapeutic waste”, “infectious waste” or “medical waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (ii) “radioactive waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (iii) human corpses, remains and anatomical parts that are donated and used for scientific or medical education, research or treatment, (iv) body fluids or biologicals which are being stored at a laboratory prior to laboratory testing, and/or (v) similar laboratory wastes and materials.

21. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Property (including persons legally present in any outdoor areas of the Property) be subjected to odors or fumes (whether or not noxious), and that the Building and the Property will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:

21.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

21.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Property, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Property (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

21.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

21.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval or construction of any Alterations shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

21.5. If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

22. Insurance; Waiver of Subrogation.

22.1. Landlord shall maintain Commercial Property insurance for the Building and the Property in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “All Risk” or “Special Form” subject to standard terms, conditions, limitations and exclusions. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding. Landlord’s insurance shall not cover any improvements installed by Tenant, any Alterations or Tenant’s business or personal property.

22.2. In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) general annual aggregate for bodily injury, or property damage with respect to third-party liability occurring in, on or about the Property, but only to the extent caused by Landlord’s negligence.

22.3. Tenant shall, at its own cost and expense, including any policy deductible or self-insured retentions, procure and maintain beginning on the Term Commencement Date or the date of occupancy, whichever occurs first, and continuing throughout the Term, or such other period as specified herein, insurance for the benefit of Tenant and Landlord (as their interests may appear) as specified in Exhibit H attached hereto.

22.4. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, leasehold improvements and personal property, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to business or personal property of Tenant or business interruption. Landlord shall have no obligation to insure Tenant’s business interruption exposure.

22.5. Anything in this Lease to the contrary notwithstanding, to the full extent permitted by law, each of Landlord and Tenant hereby waives, and each shall cause its insurers to waive, any and all rights of recovery, claim, action or cause of action, against the Landlord Indemnitees or Tenant for any loss or damage that may occur to the Premises, any improvements thereto, or any personal property of either party, by reason of fire, the elements, or any other cause to the extent such loss or damage is covered, or, under the terms of this Lease, required to be covered, by the terms of a commercial property insurance policy with “All Risk” or “Special Form” causes of loss coverage in effect at the time of such loss regardless of cause or origin, including negligence of the Landlord Indemnitees or Tenant, as applicable, and each covenants that no insurer shall hold any right of subrogation against Landlord Indemnitees or Tenant, as applicable.

22.6. Landlord may, at its reasonable discretion, change the insurance policy limits and forms which are required to be provided by Tenant and may require insurance policy limits required under this Lease be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Property.

22.7. Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses, including the insurance premiums and costs of any policies required to be carried under this Article or that Landlord elects or is otherwise required to carry in connection with its ownership, operation and management of the Property.

22.8. Any Tenant performing Tenant Alterations shall comply, and cause its contractors to comply, with the insurance requirements set forth in Exhibit B-1, hereto.

22.9. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

23. Damage or Destruction.

23.1. In the event of a partial destruction of (a) the Premises or (b) Common Area of the Building or the Property ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value of the Premises or the Building, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord shall constitute an Operating Expense) and (z) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

23.2. In the event of any damage to or destruction of the Building or the Property other than as described in Section 23.1, Landlord may elect to repair, reconstruct and restore the Building or the Property, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Property, as applicable, then, at Landlord’s election by written notice to Tenant, this Lease shall terminate as of the date of such notice from Landlord.

23.3. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring and obligations accruing prior to the damage or destruction, and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

23.4. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance.

23.5. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense, including, but not limited to, any Alterations, shall be the obligation of Tenant. Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be conditioned upon Landlord receiving any permits or authorizations required by Applicable Laws.

23.6. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.

23.7. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property, all improvements not originally provided by Landlord or at Landlord’s expense, and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the improvements not originally provided by Landlord or at Landlord’s expense and Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender or mortgagee of Landlord. If any casualty event results in a hazardous condition at the Affected Areas due to Tenant’s activities at or use of the Premises, including radioactive or biological contamination, then Tenant shall be responsible for addressing such hazardous condition at its sole expense and making the Affected Areas safe for Landlord and its employees, agents and contractors, and Landlord’s restoration obligations or any abatement of Rent resulting from such casualty shall be tolled until the Affected Areas are safe for Landlord and its employees, agents and contractors to commence restoration work in the Affected Areas.

23.8. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

24. Eminent Domain.

24.1. In the event (a) the whole of the Premises or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold or conveyed to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring or obligations accruing prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.2. In the event of a partial taking of (a) the Building or the Property or (b) drives, walkways or parking areas serving the Building or the Property for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold or conveyed to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring or obligations accruing prior to the taking and

(z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s sole opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for their intended purposes.

24.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

24.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord, to the extent of the award received by Landlord, shall promptly proceed to restore any damage to the remainder of the improvements resulting from the taking to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

24.5. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

25. Surrender.

25.1. At least ten (10) days prior to Tenant’s surrender of any part of the Premises, Tenant shall conduct a site inspection with Landlord.

25.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

25.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Property, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

25.4. The voluntary or other surrender of any ground lease, master lease, or other underlying lease that now exists or may hereafter be executed affecting the Building or the Property, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Property, as applicable, operate as an assignment of this Lease.

25.5. Notwithstanding any provision in the Lease to the contrary, Tenant shall have no obligation to remove cabling or any leasehold improvements at the end of the Term.

26. Holding Over.

26.1. Intentionally omitted.

26.2. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly Base Rent shall be equal to one hundred fifty percent (150%) of the Base Rent in effect during the last thirty (30) days of the Term, and (b) if such holdover persists for more than thirty (30) days, Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

26.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

26.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

26.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

27. Indemnification and Exculpation.

27.1. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord, the entities listed on Exhibit E hereto, the Property Manager, and their respective officers, directors, employees, agents, general partners, members, subsidiaries, affiliates; and any lender, mortgagee, ground lessor, master landlord, beneficiary, historic tax credit investor, and New Markets tax credit investors (each, a “Lender” and, collectively with all of the foregoing, collectively, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, real or alleged, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same of any kind or nature that arise before, during or after the Term (collectively, “Claims”) arising from (a) injury to or death of any person or damage to any property occurring within or about the Premises, the Building or the Property, arising directly or indirectly out of (i) the presence at or use or occupancy of the Premises or Property by a Tenant Party, or (ii) an act or omission on the part of any Tenant Party; (b) a breach or default by Tenant in the performance of any of its obligations hereunder, including, without limitation, any breach by Tenant of its obligations under Section 11.2 or Section 11.12; (c) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or the Property, including liability under any dram shop law, host liquor law or similar Applicable Law; (d) any liens referenced in Section 18.1 and any Claims arising from such liens, including administrative, court or other legal proceedings relate to such liens; (e) any failure to obtain waiver of subrogation endorsements to Tenant’s insurance as required under Article 22, or (f) any Claim for compensation by any broker or agent, other than the Brokers, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant in connection with this Lease or the leasing of the Premises to Tenant, all except to the extent directly caused by Landlord’s gross negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation or the amount of insurance maintained or required to be obtained by Tenant hereunder or in connection with this Lease or the Premises. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

27.2. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). To the extent Landlord provides security to the Common Areas, Landlord does not warrant the efficacy of any such security personnel, services, procedures or equipment. Landlord shall not be responsible for or liable in any manner for failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of, personal injury or property damage in, on or around the Project. Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Landlord may elect to install a wifi or similar system that is intended to provide access to the internet for infrequent use by occupants and invitees of the Common Area. Such a system will not be intended for use on a regular basis by anyone, whether in the Common Areas or other portions of the Building, and should not be relied on by Tenant or its employees or invitees for access to the internet. Landlord makes no representations or warranties as to the availability of any such system, its fitness for any purpose or any other representations or warranties as to such system.

27.3. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided in this Article 27, (y) as may be provided by Applicable Laws, or (z) in the event of Tenant’s breach of Article 20 or Article 26, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease, including lost profits (provided that this sentence shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

27.4. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Property, or of any other third party.

27.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28. Assignment or Subletting.

28.1. Except to the extent, if any, expressly permitted by this Article, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed, without Landlord’s prior written consent which may be granted or withheld in Landlord’s sole and absolute discretion: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or any portion thereof or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of the preceding sentence, “control” means (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Property or that is in discussions or negotiations with Landlord or an affiliate of Landlord to lease premises at the Property or a property owned by Landlord or an affiliate of Landlord.

28.2. In the event Tenant desires to effect a Transfer, then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character and business experience of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 39 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; any intended change in the use or operation of the Premises; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall require. In addition, upon request from Landlord, Tenant shall provide such additional information regarding the Transfer and the proposed transferee as Landlord may require.

28.3. Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to any other occupant of the Property, any assignee of Tenant’s interest in this lease, any manager for the Property, or any other transferee of Tenant’s interest in this lease; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

28.4. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

(b) If Tenant’s Transfer provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(c) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(d) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(e) Tenant shall not then be in Default hereunder in any respect;

(f) Such proposed transferee, assignee or sublessee’s use of the Premises and the Property shall be such as to comply with each of the terms and conditions of this Lease, including, but not limited to, the Permitted Use and the provisions limiting Transfers;

(g) Landlord shall not be bound by any provision of any agreement between the Tenant and the transferee pertaining to the Transfer, except for Landlord’s written consent to the same;

(h) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(i) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(j) Tenant shall deliver to Landlord a list of any Hazardous Materials, certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises.

28.5. Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void.

28.6. The consent by Landlord to (or the waiver of its rights as to) a Transfer shall not relieve Tenant or proposed transferee, assignee or sublessee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee, assignee or sublessee of Tenant from full and primary liability under this Lease.

28.7. Notwithstanding any Transfer, Tenant and any Guarantor shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder and under any Guaranty, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant and/or the Guarantor. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer. Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws.

28.8. If Tenant delivers to Landlord a Transfer Notice indicating a desire to transfer this Lease to a proposed transferee, assignee or sublessee, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord’s receipt of such Transfer Notice, to terminate this Lease solely as to the portion of the Premises subject to the Transfer, as of the date specified in the Transfer Notice as the Transfer Date, except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice as provided in this Section, this Lease shall continue in full force and effect. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

28.9. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, Tenant shall have the right to collect such rent.

29. Subordination and Attornment.

29.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or ground or master lease in which Landlord is tenant now or hereafter in force against the Building or the Property and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

29.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

29.3. Upon written request of Landlord, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a Mortgagee incident to the financing of the real property of which the Premises constitute a part.

29.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

30. Defaults and Remedies.

30.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

30.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

30.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 30.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act without being liable to prosecution of any claim for damages and Landlord not being liable for any damages resulting to Tenant from such action whether caused by the negligence of Landlord, its agents, employees or contractors or otherwise. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 30.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

30.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) Tenant abandons or vacates the Premises;

(b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 18, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c) Tenant or any Guarantor makes an assignment for the benefit of creditors;

(d) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s or any Guarantor’s assets;

(e) Tenant or any Guarantor files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant or any Guarantor (as applicable) pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(f) Any involuntary petition is filed against Tenant or any Guarantor under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(g) A default exists under any other lease, license agreement, early occupancy agreement or right of entry by and between Tenant or any affiliate of Tenant and Landlord or any affiliate of Landlord which is not cured within any notice and cure period provided therein;

(h) A default exists under the Guaranty, if any, given by any Guarantor in favor of Landlord, after the expiration of any applicable notice and cure periods provided therein;

(i) Tenant fails to deliver an estoppel certificate in accordance with Article 19;

(j) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action; or

(k) Tenant fails to observe or perform any obligation or covenant contained herein (other than those described in (a) through (j) above) to be performed by Tenant, where such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than ten (10) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than thirty (30) days after Tenant’s receipt of written notice from Landlord.

No notice of default or notice to quit shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

30.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a) Halt any Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work and cease funding any allowance;

(b) Terminate Tenant’s right to possession of the Premises with or without termination of this Lease by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(c) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, including:

(i) The sum of:

A. The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

B. The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of the Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

C. The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves to Landlord’s reasonable satisfaction could have been reasonably avoided; plus

D. Any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including the cost of restoring the Premises to the condition required under the terms of this Lease, including any rent payments not otherwise chargeable to Tenant (e.g., during any “free” rent period or rent holiday); plus

E. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws; or

(ii) At Landlord’s election, as minimum liquidated damages in addition to any (A) amounts paid or payable to Landlord pursuant to Section 30.5(c)(i)(A) prior to such election and (B) costs of restoring the Premises to the condition required under the terms of this Lease, an amount (the “Election Amount”) equal to either (Y) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of Chicago at the time of the award plus one (1) percentage point (the “Discount Rate”) or (Z) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

(iii) As used in Sections 30.5(c)(i)(A) and (B), “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 30.5(c)(i)(C), the “worth at the time of the award” shall be computed by taking the present value of such amount, using the Discount Rate.

30.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

30.7. If Landlord does not elect to terminate this Lease as provided in Section 30.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

30.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name and Tenant shall pay to Landlord the cost of all storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting and the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) brokerage commissions and reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

30.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to mitigate its damages with respect to any default by Tenant, except as required by Applicable Laws. Any such obligation imposed by Applicable Laws upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Property in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to (y) any Tenant’s Affiliate or (z) any party (i) unacceptable to a Lender, (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the Premises for more or less than the remaining Term or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Property or at another property owned by Landlord or an affiliate of Landlord, nor shall Landlord be obligated to provide any tenant improvements or other allowances.

30.10. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

30.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

30.12. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease, or to withhold or abate rent or to exercise any self-help to take any action on behalf of Landlord at law or in equity or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

30.13. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Property and to any landlord under a ground lease or master lease covering the Building or the Property, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Property by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.

31. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

31.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

31.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

31.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

31.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

32. Brokers.

32.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Landlord’s Broker and Tenant’s Broker, if any (collectively, the “Brokers”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate the Brokers in relation to this Lease pursuant to a separate written agreement between Landlord and Landlord’s Broker.

32.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

32.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained in this Article.

33. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

34. Limitation of Landlord’s Liability.

34.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Property, (b) rent or other income from the Building and the Property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Property.

34.2. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

34.3. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

35. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

35.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and

35.2. The term “Tenant,” as used in this Lease shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

36. Representations. Tenant warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action. Tenant further represents and warrants that it is not acting on behalf of (i) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of any such employee benefit plan or plans.

37. Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information, plans or other materials provided to Tenant or its employees, agents or contractors pursuant to Article 4 or Article 8 or the Work Letter confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or non-public information about Tenant’s ownership structure that Tenant gives Landlord. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers, lenders and other bona fide consultants or advisers (with respect to this Lease only); provided such third parties agree to be bound by this Section or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Article.

38. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection (a) or (b) above. Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection (a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection (b); or (z) upon transmission, if given in accordance with Subsection (c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant and Landlord at the respective addresses shown in Article 2 above. Either party may, by notice to the other given pursuant to this Article, specify additional or different addresses for notice purposes.

39. Miscellaneous.

39.1. Landlord reserves the right to change the name of the Building or the Property in its sole discretion.

39.2. Intentionally omitted.

39.3. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

39.4. The terms of this Lease and all exhibits, addenda and riders attached hereto are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

39.5. Neither party shall record this Lease or any memorandum or short form of this Lease.

39.6. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

39.7. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

39.8. Time is of the essence with respect to the performance of every provision of this Lease.

39.9. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

39.10. Notwithstanding anything in this Lease to the contrary, in every instance where Landlord’s consent or approval is required, Landlord shall be entitled to withhold its consent if any party whose consent Landlord must obtain under any ground lease, master lease, or any Mortgage or any other financing denies consent to such request.

39.11. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

39.12. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

39.13. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Property is located, without regard to such state’s conflict of law principles.

39.14. If a Guarantor is specified in Article 2 of the Lease, then simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall cause the Guarantor to execute and deliver to the Landlord the Guaranty of all of Tenant’s obligations under this Lease in the form attached hereto.

39.15. This Lease may be executed by electronic signature process (such as DocuSign) and in one or more counterparts, each of which shall, for all purposes, be deemed an original and fully enforceable as an original. All such counterparts, taken together, shall constitute one and the same agreement even though all of the parties may have not executed the same counterpart of this Lease.

39.16. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

39.17. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

39.18. TO THE EXTENT PERMITTED BY APPLICABLE LAWS, THE PARTIES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY THE OTHER PARTY HERETO RELATED TO MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP BETWEEN LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATED TO THIS LEASE OR THE PREMISES. TENANT HEREBY WAIVES ANY RIGHT TO FILE A NON-MANDATORY COUNTERCLAIM AGAINST LANDLORD IN ANY SUMMARY DISPOSSESSION OR SIMILAR PROCEEDING.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

VENTAS BECKLEY, LLC a Delaware limited liability company

By:	/s/ Jim Mendelson
Name:	Jim Mendelson
Title:	authorized signatory

TENANT:

GRAYBUG VISION, INC., a Delaware corporation

By:	/s/ Dan Salain
Name:	Dan Salain
Title:	Chief operating officer

SCHEDULE 1

INDEX OF DEFINED TERMS

Defined Term	Location of Definitions
ADA	Section 11.12
Additional Rent	Section 7.2
Affected Areas	Section 23.1
Alterations	Section 16.1
Applicable Laws	Section 2.11
Bankruptcy Code	Section 30.4(e)
Base Rent	Section 2.3
Brokers	Section 32.1
Building	Preamble
CC&Rs	Section 12.2
Claims	Section 27.1
Common Area	Section 1.1
Control	Section 28.1
Default	Section 30.4
Default Rate	Section 30.1
Discount Rate	Section 30.5(c)(ii)
Effective Date	Preamble
Election Amount	Section 30.5(c)(ii)
ERISA	Section 36
Exempt Transfer	Special Provisions Rider Section 28.1
Exit Survey	Special Provisions Rider Section 20.11
Force Majeure	Section 15.11
Governmental Authority	Section 9.3
Hazardous Material	Section 20.5
Hazmat Rules	Special Provisions Rider Section 20.10
HVAC	Section 15.2
IBC	Special Provisions Rider Section 20.9
Land	Recitals
Landlord	Preamble
Landlord Indemnitees	Section 27.1
Landlord’s Statement	Section 8.2(a)
Lease	Preamble
Lease Year	Section 3.2
Lender	Section 27.1
Mortgagee	Section 29.2
Neighboring Property	Section 13.3
Neutral Accountant	Special Provisions Rider Section 8.7
New Tenant	Special Provisions Rider Section 20.9
OFAC	Section 36
Operating Expenses	Exhibit I
Overtime HVAC	Section 15.2
Premises	Recital
Property	Recital
Rent	Section 7.3

Schedule 1 Page 1

Rentable Area	Section 6.1
Required Financials	Section 28.2
Revenue Code	Section 28.3
Rules and Regulations	Section 12.1
Security Deposit	Section 10.1
Severe Weather Conditions	Section 15.11
Signage	Section 11.8
Sublessor	Special Provisions Rider Section 3.3
Taxes	Exhibit I
Tenant	Preamble
Tenant Event	Section 12.5
Tenant Party	Special Provisions Rider Section 20.1
Tenant Review	Special Provisions Rider Section 8.7
Tenant Water Meter	Section 15.1(c)
Tenant Work	Exhibit H Section (c)
Tenant’s Affiliate	Special Provisions Rider Section 28.1
Tenant’s Pro Rata Share	Section 2.2
Term	Section 3.1
Term Commencement Date	Section 4
Term Expiration Date	Section 3.1
Transfer	Section 28.1
Transfer Date	Section 28.2
Transfer Notice	Section 28.2
Trash	Section 17.2
Waste Regulations	Exhibit F
Waste Products	Exhibit F

Schedule 1 Page 2

SPECIAL PROVISIONS RIDER

The Lease is hereby modified and supplemented in accordance with the terms of this Special Provisions Rider (“Rider”). Wherever there is any conflict between this Rider and the Lease, the provisions of this Rider are paramount and the Lease shall be construed accordingly. All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

1. A new Section 3.3 is hereby added to the Lease reading as follows:

“3.3. Conditions Precedent to Landlord’s Obligations. Tenant acknowledges that as of the Effective Date, Tenant occupies the Premises pursuant to that certain Sublease dated August 17, 2015 between Tenant and Eisai Inc. (“Sublessor”), and that Sublessor has lease and occupancy rights to the Premises. Tenant acknowledges and agrees that all of Landlord’s obligations under the Lease are conditioned upon the Sublessor surrendering possession of and vacating the Premises and releasing any and all rights and interests in and to the Premises, all on terms and conditions satisfactory to Landlord, in Landlord’s sole discretion. If such condition has not been satisfied by March 31, 2020, then Landlord and Tenant shall each have the right, by written notice to the other given at any time after such date and before satisfaction of the condition to terminate this Lease, whereupon all of the obligations of Landlord and Tenant hereunder, except those which expressly survive termination, shall be of no further force or effect and any Security Deposit paid or delivered by Tenant shall be returned to Tenant. This condition is solely for the benefit of Landlord, and Landlord shall have the right, at any time, by written notice to Tenant, to elect to waive this condition.”

2. A new Section 8.7 is hereby added to the Lease reading as follows:

“8.7. Tenant’s Audit Right. Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within thirty (30) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay when due the amount specified in Landlord’s annual statement, pending the results of the Tenant Review and determination of the Neutral Accountant, as applicable and as each such term is defined below. If, during such thirty (30)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Pro Rata Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Tenant Review”), but not books and records of entities other than Landlord. Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course

SPR-1

of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Tenant Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Tenant Review. Tenant shall complete the Tenant Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Tenant Review. Landlord shall review the results of any such Tenant Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Tenant Review. If, as of the date this is sixty (60) days after Tenant has submitted the Tenant Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting (the “Neutral Accountant”). If the parties cannot agree on the Neutral Accountant, each shall within ten (10) days after such impasse appoint an accountant having the same qualifications as those required of the Neutral Accountant and, within ten (10) days after the appointment of both such accountants, those two accountants shall select a the Neutral Accountant (which cannot be the accountant and accounting firm that conducted the Tenant Review). If either party fails to timely appoint an accountant, then the Accountant the other party appoints shall be the Neutral Accountant. Within ten (10) days after appointment of the Neutral Accountant, Landlord and Tenant shall each simultaneously give the Neutral Accountant (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Neutral Accountant shall select either Landlord’s or Tenant’s determination of Operating Expenses. The Neutral Accountant may not select or designate any other determination of Operating Expenses. The determination of the Neutral Accountant shall bind the parties. If the parties agree or the Neutral Accountant determines that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Neutral Accountant determines that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. If the parties agree or the Neutral Accountant determines that the Operating Expenses billed to Tenant by Landlord and paid by Tenant to Landlord for the applicable calendar year in question exceeded by more than ten percent (10%) what Tenant should have been billed during such calendar year, then Landlord shall pay the reasonable cost of the Tenant Review and the Neutral Accountant. In all other cases, Tenant shall pay the cost of the Tenant Review and the Neutral Accountant. The results of the Tenant Review, all materials provided by Landlord or made available by Landlord and the determination of the Neutral Accountant shall be kept strictly confidential by Tenant and its accountant and may not be disclosed to any other tenant or occupant of the Building or any other third party.”

SPR-2

3. A new Article 40 is hereby added to the Lease reading as follows:

“40. Landlord shall have the right at any time during the first nine (9) months of the Term, upon providing Tenant not less than sixty (60) days’ prior written notice, to provide Tenant with space elsewhere in the Building of substantially the same size (and at least the same size and layout with respect to lab areas) and quality of improvements (including lab space and supporting infrastructure) as the Premises and to remove Tenant from the Premises and place Tenant in such space. Landlord shall pay all reasonable costs and expenses related thereto. The relocation shall occur on a weekend. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of such thirty (30) day period, Landlord shall have, in addition to all other rights and remedies allowed under this Lease, at law or in equity, the right to cancel and terminate this Lease upon providing written notice to Tenant within thirty (30) days after the end of such thirty (30) day period of Landlord’s election to so terminate. Upon providing such notice to Tenant, this Lease shall immediately terminate. If Landlord moves Tenant to such new space, then this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed to be the “Premises,” and Landlord and Tenant shall enter into an express written amendment to this Lease memorializing such change. Tenant’s Base Rent and Additional Rent obligations shall not increase as a result of such relocation.”

3. Article 20 of the Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“20. Hazardous Materials.

20.1. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises, the Building or the Property in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Property, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs due to the acts or omissions of a Tenant Party during the Term or any extension or renewal hereof or holding over hereunder, or (d) contamination of the Property occurs as a result of Hazardous Materials that are placed on or under or are released into the Property by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Property or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, (y) damages arising from any adverse impact on marketing of space in the Property or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification by Tenant includes costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees incurred in connection with any judgments, damages, penalties, fines, liabilities or losses, any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Property. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Property, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the

SPR-3

Property, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Property, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.

20.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Property (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Property for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any documents containing information of a proprietary nature, unless such documents contain a reference to Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding

SPR-4

anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

20.3. Tenant represents and warrants to Landlord that is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any Governmental Authority or (b) required to take any remedial action.

20.4. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of this Lease.

20.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

20.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

20.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 26.

20.8. As used herein, the term “Hazardous Material” means (a) any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority, and (b) and (i) “chemotherapeutic waste”, “infectious waste” or “medical waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (ii) “radioactive waste” as may now or hereafter be defined by any future law, statute, order, ordinance or regulation, (iii) human corpses, remains and anatomical parts that are donated and used for scientific or medical education, research or treatment, (iv) body fluids or biological which are being stored at a laboratory prior to laboratory testing, and/or (v) similar laboratory wastes and materials

SPR-5

20.9. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the International Building Code as adopted by the city or municipality(ies) in which the Property is located (the “IBC”)) within the Property for the storage of Hazardous Materials. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section is specific to Tenant and shall not run with the Lease in the event of a Transfer. In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Property in excess of New Tenant’s Pro Rata Share of the Building, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the IBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas of the Building is not greater than New Tenant’s Pro Rata Share of the Building. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

20.10. The handling, transportation, generation, management, disposal, processing, treatment, storage and use by Tenant of Hazardous Materials in or about the Premises shall be subject to the rules and regulations set forth in Exhibit K hereof and any and all additional rules and regulations promulgated by Landlord from time to time regarding the same or any aspect thereof (which rules and regulations may be amended, modified, deleted or added from time to time by Landlord) (collectively, the “Hazmat Rules”). All of the Hazmat Rules shall be effective upon written notice thereof to Tenant. Tenant will cause all of its agents, employees, invitees, contractors, licensees, subtenants or assignees, or any others permitted by Tenant to occupy or enter the Premises to at all times abide by the Hazmat Rules. In the event of any breach of any Hazmat Rules, Landlord shall have all remedies in this Lease provided for in the event of Default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Hazmat Rules.

20.11. At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey.”

SPR-6

4. The following provisions are hereby added immediately following the present conclusion of Section 28.1:

“Notwithstanding anything to the contrary contained in Section 28.1, but subject to satisfying the requirements of clauses (w), (x), (y) and (z) of Section 28.3, subsections (c) through (j) of Section 28.4, Section 28.6 and Section 28.7, Tenant shall have the right to Transfer, without Landlord’s prior written consent, the Premises or any part thereof to any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (“Tenant’s Affiliate”), provided that (i) Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer to Tenant’s Affiliate (an “Exempt Transfer”), (ii) the person that will be the tenant under this Lease after the Exempt Transfer has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) that is not less than the net worth (as of both the Execution Date and the date of the Exempt Transfer) of the transferring Tenant, and (iii) Tenant provides Landlord with all information that Landlord may reasonably request concerning such Tenant’s Affiliate and the satisfaction of the foregoing requirements. For purposes of Exempt Transfers, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.”

[End of Special Provisions Rider]

SPR-7

EXHIBIT A-1

THE LAND

Lot 2B, “Final Subdivision of Lot 2 of Section 6 of Holabird Industrial Park”, as the same appears duly dedicated, platted and recorded in Plat W.A. No. 2908 among the Land Records of the City of Baltimore, Maryland.

The improvements thereon being known as 6411 Beckley Street.

A-1-1

EXHIBIT A-2

DRAWING DEPICTING THE PREMISES

A-2-1

EXHIBIT B-1

TENANT WORK INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant’s Contractors performing any Alterations (“Tenant Work”) on behalf of Tenant to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any of Tenant’s contractors or by any person directly or indirectly employed by Tenant or any of Tenant’s Contractors, or by any person for whose acts Tenant or any of Tenant’s Contractors may be liable. All Subcontractors for Tenant’s Contractors shall carry the same coverages and limits and name the same additional insureds as specified herein, unless different limits are reasonably approved by Tenant and Landlord. As used herein, the term “Contractor” shall refer to Contractors and Subcontractors of every tier.

1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant Contractors’ employees.

4. Claims for damages insured by personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant Contractors or (b) by any other person.

5. Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle, including non-owned liability.

B-1-1

The Commercial General, Automobile, Employers and Umbrella/Excess Liability Insurance required to be maintained by Tenant’s Contractors shall be written for not less than limits of liability as follows:

a. Commercial General Liability: Bodily Injury, including death, and Property Damage

Commercially reasonable amounts, but in any event no less than Two Million Dollars ($2,000,000) per occurrence with a Two Million Dollar ($2,000,000) project-specific general aggregate, One Million Dollars ($1,000,000) personal and advertising injury, and Two Million Dollars ($2,000,000) products and completed operations aggregate.

b. Commercial Automobile Liability: Bodily Injury, including death, and Property Damage	One Million Dollars ($1,000,000) per accident

c. Workers’ Compensation and Employer’s Liability:	Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers’ Liability insurance with limits of not less than the following: One Million Dollars ($1,000,000) bodily injury each accident; One Million Dollars ($1,000,000) bodily injury due to disease each employee; One Million Dollars ($1,000,000) bodily injury due to disease policy limit. Contractor’s policies shall be endorsed to waive subrogation against Tenant, Landlord, and the Landlord Indemnitees.

B-1-2

d. Umbrella/Excess Liability: Bodily Injury and Property Damage	Umbrella/excess liability, written on an occurrence form, with commercially reasonable amounts (excess of coverages a, b and c above), but in any event no less than Five Million Dollars ($5,000,000) per occurrence with a Five Million Dollar ($5,000,000) annual aggregate. Limits must be amended at Landlord’s request based on the scope of Tenant Work and/or particular Contractor’s activities, operations and work. Umbrella/excess liability insurance limits for Subcontractors shall be determined by Contractor within its reasonable discretion pursuant to each Subcontractor’s operations.

The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord, except ten (10) days for non-payment of premiums, or if the carriers are unwilling or unable to provide such notice, Tenant shall (and shall cause its Contractors and Subcontractors to) provide written notice to Landlord in accordance with this Section.

Certificates of insurance with all required additional insured endorsements attached thereto shall be filed with Landlord’s property manager and Landlord prior to the commencement of any Tenant Work and prior to each renewal.

Coverage for completed operations (general liability and umbrella/excess liability) must be maintained for the greater of ten (10) years and the applicable statute of repose following completion and acceptance by Tenant of the Tenant Work and certificates evidencing this continuation of coverage must be provided to Landlord’s property manager and Landlord upon request.

The minimum A.M. Best’s rating of each insurer shall at all times be A- VII.

Tenant, Landlord and the Landlord Indemnitees (the “Required Additional Insureds”) shall be named as additional insureds on a primary and non-contributory basis under all the Tenant’s Contractors’ Commercial General Liability, Commercial Automobile Liability, Contractors Pollution Liability, and Umbrella/Excess Liability Insurance policies for both ongoing and completed operations as respects liability arising from work or operations performed, or ownership, maintenance or use of autos, by or on behalf of such Contractors. Such coverage shall be primary to, and not seek contribution from, any other insurance maintained by the Required Additional Insureds.

B-1-3

To the fullest extent permitted by law, each Contractor and its insurers shall provide waivers of subrogation in favor of the Required Additional Insureds with respect to any claims covered, or that should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

Tenant’s Contractors’ CGL insurance required herein shall be written on the most recent version of ISO form CG 00 01, or its equivalent, and shall cover bodily injury, property damage, and personal & advertising injury liability arising from Contractor’s operations, premises, and products-completed operations. Tenant’s Contractor’s CGL policy must include:

(a)	Electronic Data Liability endorsement ISO CG 04 37 04 13, or equivalent;

(b)	Designated Construction Projects General Annual Aggregate Limit Endorsement, ISO CG 25 03 05 09, or equivalent;

(c)

An endorsement requiring the insurer to provide thirty (30) days’ direct prior written notice to Landlord and Landlord Indemnitees by certified mail in the event of cancellation or material change in coverage, except for ten (10) days’ direct prior written notice of cancellation due to non-payment of premium. If such endorsement is not available, Contractor assumes full responsibility to provide thirty (30) days’ direct prior written notice to Landlord and Landlord Indemnitees by certified mail in the event of cancellation or material change in coverage, except for ten (10) days’ direct prior written notice of cancellation due to non-payment of premium;

(d)

A waiver of subrogation endorsement wherein Contractor’s insurers waive all rights of subrogation and all rights of recovery against Landlord and Landlord Indemnitees with respect to losses, claims or costs or damage arising out of or in connection with the Tenant Work;

(e)	Primary and Noncontributory—Other Insurance Condition Endorsement, ISO CG 20 01 04 13, or equivalent.

(f)

If a crane or lift will be used in connection with the Tenant Work, Contractor shall cause the applicable crane or lift operator or Subcontractor to maintain a “riggers liability” endorsement with coverage in an amount not less than the replacement cost of the property to be lifted, hoisted, and/or moved.

Tenant’s Contractor’s CGL policy shall not include:

(a)

Any exclusion or limitation for the perils of X (excavation), C (collapse), & U (underground property damage) if the Tenant Work involves XCU risks. By way of illustration and not limitation, the policy shall not contain ISO CG 21 42 or ISO CG 21 43;

B-1-4

(b)	Any exclusion or limitation for work performed on your behalf by a Subcontractor. By way of illustration and not limitation, the policy shall not include ISO CG 22 94 or ISO CG 22 95;

(c)	Any limitation or exclusion to the standard Commercial General Liability policy definition of “Insured Contract.” By way of illustration and not limitation, the policy shall not include ISO CG 21 39;

(d)	Any limitation on the “Separation of Insureds” clause contained in Section IV of CG 00 01 14 13, nor shall it include any “Insured vs. Insured” exclusion;

(e)	Any endorsement or limitation that would preclude the policy from providing additional insured coverage on a primary and noncontributory basis as respects Landlord and Landlord Indemnitees;

(f)	Any modification of the definition of “personal and advertising injury” in CG 00 01 04 13.

(g)

Any exclusion or limitation that would preclude the policy from responding to “third-party action-over” claims. By way of illustration and not limitation, the policy shall not exclude liability for bodily injury to an employee assumed under an insured contract;

(h)

Any exclusion or limitation related to an Exterior Insulation and Finish System (“EIFS”), if such a system will be incorporated into the Tenant Work. By way of illustration and not limitation, the policy shall not include ISO CG 21 86;

(i)

Any exclusion or limitation for unmanned aircraft (e.g. drones), if such devices will be utilized as part of the Tenant Work. By way of illustration and not limitation, the policy shall not include ISO CG 21 09;

(i)	Any exclusion or limitation for subsidence or earth movement.

Tenant’s Contractors shall add Tenant, Landlord, and the Landlord Indemnitees as additional insureds on their commercial general liability policies using ISO Form CG 20 26, or equivalent, for ongoing operations, and CG 20 37 or equivalent, modified to delete the requirement that the Subcontractor’s “Work” must be performed for Landlord or the Landlord Indemnitees. The following modification to CG 20 37 is acceptable:

Section II – Who Is An Insured is amended to include as an insured the person or organization shown in the Schedule, but only with respect to liability arising out of “your work” at the location designated and described in the Schedule of this endorsement and included in the “products-completed operations hazard”.

B-1-5

All architects, engineers and design contractors or subcontractors shall maintain Professional Liability (errors and omissions) coverage with limits of not less than Two Million Dollars ($2,000,000) each claim with a Two Million Dollars ($2,000,000) annual aggregate. If such coverage is written on a claims-made basis, then the retroactive date shall not be later than the effective date of each contractor or subcontractor’s agreement to provide professional services for the Tenant Work, Tenant shall cause each architect, engineer and design contractor or Subcontractor to maintain the required Professional Liability coverage until all applicable statutes of repose have expired following completion and acceptance of the Tenant Work.

If any Contractor’s work involves the handling or removal of asbestos or other Hazardous Materials (as determined by Landlord in its sole and absolute discretion), such Contractor shall also carry Contractors Pollution Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is prior to when the Tenant Work begins. Coverage shall be maintained with limits of not less than One Million Dollars ($1,000,000) per incident with a Two Million Dollar ($2,000,000) policy aggregate. Contractor shall maintain coverage for completed operations for the duration of the applicable statute of repose following completion of the Tenant Work.

At all times during the period beginning with commencement of construction by Tenant of any Alterations and ending with final completion of the Alterations, Tenant shall maintain, or cause to be maintained (in addition to all other insurance required of Tenant pursuant to the Lease), builder’s risk insurance or coverage under Tenant’s property insurance insuring Landlord and the Landlord Indemnitees, as their interests may appear. Such coverage shall, on a completed values basis for the full insurable value (including hard costs, soft costs, and delay in completion/loss of income costs) at all times, insure against loss or damage by fire, flood, earthquake/earth movement, terrorism, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “All-Risk” or “Special Form” form, including permission for early occupancy, upon all Alterations. Coverage for flood and earthquake/earth movement may be sub-limited, subject to Landlord’s approval. Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such insurance shall contain an express waiver of any right of subrogation and waiver of all rights of recovery by the insurer and insured against Landlord and the Landlord Indemnitees, and shall name Landlord, any mortgagee of Landlord and any other party designated by Landlord as loss payees as their interests may appear.

B-1-6

Landlord shall have no responsibility for theft, damage or loss of any kind to any Contractor tools or equipment, including any personal property that is owned, leased, rented, or used by the Contractor or its employees, independent contractors or subcontractors while on the Premises or in transit to or from the Premises. Contractor, its employees, independent contractors or subcontractors shall waive subrogation and all rights of recovery against and in favor of Landlord and the Landlord Indemnitees.

If any of the insurance coverages required by this Lease for Alterations are written on a claims-made policy form, those coverages shall have a retroactive date not later than the commencement of the Tenant Work, and Tenant shall (or Tenant shall cause any Contractor to) to maintain for the greater of ten (10) years and the applicable statute of repose following completion and acceptance of the Tenant Work and at Tenant’s (or Tenant’s Contractor’s , as applicable) sole cost and expense, including any policy deductibles or self-insured retention, either (1) maintain these coverages satisfying the foregoing requirements, or (2) secure “tail” or extended reporting coverage if any claims-made insurance is canceled or not renewed.

B-1-7

EXHIBIT B-2

CONSTRUCTION RULES

The following rules and regulations are to be considered standard operating procedures for any contractor working in the Building. The word “Contractor” is applicable to any entity or individual that is or will provide a service to any tenant in connection with any Alterations, inclusive of contractors and any other entity or individuals that may be working under their direct supervision, e.g. subcontractors.

1. No construction personnel are allowed in passenger elevators at any time. All construction materials and workers are restricted to the service elevator.

2. No construction personnel will congregate in the Common Areas at any time. All personnel shall enter and exit through the service area.

3. No eating and drinking is allowed in the Building except in the work areas, Contractor’s office, or areas specifically designated by the Property Manager.

4. No radios are allowed between the hours of 7:00 a.m. and 7:00 p.m. After hours, no loud music is allowed. Doors to spaces under construction shall be maintained closed at all times.

5. When working in the Common Areas, the Contractor shall maintain the area in clean safe manner. The Contractor and its workers shall not interfere, disturb, fraternize or interrupt any other occupant’s premises or use.

6. Proper conduct / dress code is expected and mandated of any Contractor and its personnel. Anyone violating these requirements will be asked to leave the Building and no future access to the Building will be granted to such individual.

7. No construction personnel are allowed in Common Area bathrooms. One restroom will be designated by the Property Manager for construction personnel use. This restroom must be kept clean and orderly by the Contractor on a daily basis.

8. Areas under construction, as well as storage areas and all unoccupied areas, are to be kept clean and in an orderly fashion on a daily basis.

9. All material deliveries to occupied floors are to be done before 7:00 am or after 7:00 p.m. Adequate covering must be placed on all doors, floors and walls for protection. Hard surface flooring must be covered with plywood or Masonite. The Service elevator will be provided for the use of construction personnel and for deliveries of materials and equipment, and must be coordinated with the Property Manager. Large deliveries of materials must be scheduled 48 hours in advance with the Property Manager. Operator and security charges will be applicable for off-hours deliveries. After hours use of freight elevator requires written permission by the Property Manager.

B-2-1

10. All construction debris on occupied floors with areas under construction must be removed from the Building (and vacuumed if necessary) (corridors, restrooms, lobbies, stairwells, electrical and mechanical rooms) on a daily basis and the work area left “Broom Clean”.

11. The Building is a designated non-smoking building and smoking is not permitted anywhere in the Building including stairwells and restrooms.

12. No alcoholic beverages, illegal drugs, or firearms are permitted in the Building or its grounds.

13. Tenant’s Contractor shall:

A. Provide daily project supervision to assure compliance with the construction schedule and the proper management of its progress. The Contractor’s superintendent/project manager shall be solely responsible for all coordination with the Property Manager and for the conduct of all employees.

B. Comply and cause all subcontractors to comply with these rules and regulations.

C. Coordinate meetings with Tenant, Tenant’s architect and the Property Manager (and Landlord, at Landlord’s option) to discuss the progress of the work and to address any problems.

D. Prior to the commencement of construction, submit a complete list of its subcontractors, suppliers and an organizational chart listing the personnel responsible for the project.

E. Submit a complete test and balance report from an independent contractor (3 signed and sealed copies) for the HVAC, and is responsible for the calibration of the thermostats and adjustment of the min./max.

F. Submit copies of the building permit before the start of any work and the permanent certificate of occupancy when the project is completed. Also provide “As Built” drawings, copies of all warranties, guarantees and service manuals.

G. Prior to the commencement of construction, submit insurance certificates in accordance with the Lease and Exhibit B-1.

H. Prior to the commencement of construction, submit copies of all required licenses needed to work in the state, county and city.

14. No building materials and/or equipment are to be stored in the service corridors, loading dock, lobby area or other Common Areas at any time. Tenant and its Contractor may only use those staging areas, if any, approved by the Property Manager.

B-2-2

15. Contractors, subcontractors, and suppliers shall not use the loading dock plaza area for parking. Contractors, subcontractors and suppliers must coordinate with the Property Manager for loading and unloading of tools, equipment, and materials.

16. Contractors may not operate air conditioning equipment and units. Prior arrangements for air conditioning must be made with the Property Manager, at the Tenant’s expense.

17. Contractors may not alter, change or interrupt any fire or life safety systems unless approved by the Property Manager.

18. Contractors will maintain clean and safe-working conditions at all times. Trash removal will be done daily at contractor’s cost, including all labor and dumpster locations are to be approved by the Property Manager.

19. Contractor will be responsible for precautions and protections to adjacent areas against damage from fire, smoke, welding, or soldering (must be fully supervised) and delivery of materials and equipment. Any damage as a result of the construction must be immediately corrected by the Contractor at its own expense.

20. Contractor shall notify and receive prior written approval from the Property Manager for any request to work after hours by its personnel, subcontractors or any of its agents. A work schedule and names of all those who will be working must be submitted with the request for access after hours.

21. Work that will disturb or inconvenience other tenants of the Building will not be allowed during working hours of 8:00 a.m. through 6:00 p.m. on normal working days. These shall include, but not be limited to drilling, loud hammering, odor causing material, etc.

22. The Contractor may work in the Building from 6:30 a.m. to 6:00 p.m. without the need to make any special arrangements, but with full compliance of all items mentioned above. Off-hours are considered from 6:00 p.m. to 6:30 a.m. the following day and weekends. Contractor may work off-hours (with prior written approval from the Property Manager).

23. Should security be required it will be provided at the Contractor’s own expense and prior arrangements for this service must be made with the Property Manager.

24. No utilities or services to any areas in the Building are to be interrupted without the written approval of the Property Manager. Such approval shall be requested no less than four (4) weeks in advance.

25. The Contractor is responsible for providing its employees, subcontractors and suppliers with a copy of these rules and regulations. Full compliance will be enforced and expected.

26. The Contractor is responsible for any false fire alarms if the fire department is notified. The cost will be paid by the Tenant.

27. All fire alarm certifications must be done after 7 p.m., at Tenant’s sole cost.

B-2-3

28. The Contractor is required to install and replace (weekly) a pre-filter to the base building HVAC unit on the construction floor, if applicable, and must coordinate with the Property Manager.

29. Penetration locations through the concrete slab must be confirmed in advance with Landlord’s Structural Engineer, and, if needed, x-rayed to confirm proximity to tendons. Penetration and x-ray must be scheduled with the Property Manager. Protection devices must be used. No core drills or penetrations are permitted until they are approved and coordinated with the Property Manager and Landlord’s Structural Engineer. All fees of Landlord’s Structural Engineer are the responsibility of the Tenant.

30. Landlord may waive any one or more of these rules and regulations for the benefit of Tenant or any Contractor or any other tenant or contractor, but no such waiver by Landlord in any one instance shall be construed as a waiver of such rules and regulations in favor of Tenant or any Contractor or any other tenant or contractor in any other instance, nor prevent Landlord from thereafter enforcing such rules and regulations against any or all of the tenants of the Property, including Tenant. These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable additional construction rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Property, or the preservation of good order therein. Tenant agrees to abide by these rules and regulations and any such additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these rules and regulations by its Contractor.

B-2-4

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE,

RENT COMMENCEMENT DATE AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain Lease (the “Lease”) dated as of [_______], 20[__], by GRAYBUG VISION, INC., a Delaware corporation (“Tenant”), in favor of VENTAS BECKLEY, LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. Tenant has accepted possession of the Premises and occupied the Premises for use in accordance with the Permitted Use..

2. In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [_______], 20[__], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [_______], 20[__].

4. The Rent Commencement Date is __________________, 20____.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

C-1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Acknowledgement as of the date first written above.

LANDLORD:

VENTAS BECKLEY, LLC, a Delaware limited liability company

By:	[FORM ONLY – NOT TO BE EXECUTED AT LEASE EXECUTION]

Name:
Title:

TENANT:

GRAYBUG VISION, INC., a Delaware corporation,

By:	[FORM ONLY – NOT TO BE EXECUTED AT LEASE EXECUTION]

Name:
Title:

C-2

EXHIBIT D

[Reserved]

D-1

EXHIBIT E

LIST OF ADDITIONAL INSUREDS AND INDEMNITEES

Landlord

Cushman & Wakefield US, Inc.

Ventas Life Sciences, LLC

Wexford Asset Management, LLC

Wexford Science & Technology, LLC

Wexford Equities, LLC

E-1

EXHIBIT F

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Property or use them for any purposes other than ingress or egress to and from the Building(s) or the Property.

2. Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the

Building(s) without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3. If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4. Deliveries of large items must be scheduled in advance with the Property Manager. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Property. Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may impose.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Property.

6. Tenant shall not use any method of HVAC other than that installed by or approved in writing by Landlord.

7. Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Property or elsewhere.

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Property (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.

9. Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Any Hazardous Materials transported through the Common Area shall be held in secondary containment devices.

Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials. Tenant shall store, use, maintain and dispose of Hazardous Materials in accordance with the provisions of the Lease and all Appropriate Laws. Tenant is encouraged to participate in the waste removal and recycling program in place at the Property.

10. Unless the Permitted Use specifically allows the operation of a restaurant, no cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on any plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Property, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15. Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16. Tenant shall not permit any animals in the Building, other than service animals or other animals as required to be permitted under Applicable Law.

17. Bicycles shall not be taken into the Building(s) (including the elevators and stairways of the Building) except into areas designated by Landlord. Hoverboards are not permitted in the Building or on the Property.

18. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

19. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20. Smoking is prohibited on the Property and in the Building.

21. The Building’s hours of operation are currently 8:00 AM to 6:00 PM, Monday through Friday, and 8:00 AM through 1:00 PM on Saturdays. Tenant and its employees shall have access to the Premises 24/7/365.

22. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

23. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Property for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Property, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable additional rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Property, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any such additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

EXHIBIT G

FORM OF ESTOPPEL CERTIFICATE

To:

Wexford Asset Management, LLC
801 West Baltimore Street, Suite 505
Baltimore, MD 21201

Wexford Science & Technology, LLC
801 W. Baltimore Street, Suite 505
Baltimore, MD 21201

Ventas Life Sciences, LLC
c/o Ventas, Inc.
353 North Clark Street, Suite 3300
Chicago, IL 60654

Re:	[Portion of] the ________ Floor (the “Premises”) at ___________________________ (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [_______], 20[__]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [_______]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [_______], 20[__].

2. The Term Commencement Date is _________________. The Rent Commencement Date is _____________________. Subject to earlier termination or renewal in accordance with the provisions of the Lease, the Term Expiration Date is ____________. Tenant has ____________ renewal options of __________ years each.

3. Tenant took possession of the Premises, currently consisting of [_______] square feet, on [_______], 20[__], and commenced to pay rent on [_______], 20[__]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [_______]].

4. All base rent, rent escalations and additional rent under the Lease have been paid through [_______], 20[__]. There is no prepaid rent[, except $[_______]][, and the amount of security deposit is $[_______] in cash. Tenant currently has no right to any future rent abatement under the Lease.

5. Base rent is currently payable in the amount of $[_______] per month.

6. Tenant is currently paying estimated payments of additional rent of $[_______] per month on account of Operating Expenses.

7. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [_______]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid in full.

8. The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [_______]].

9. Tenant has the following rights or options to expand the Premises or lease additional space in the Property: [_______]. Tenant has no rights or options to purchase the Property or any portion of the Property.

10. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Property in violation of any environmental laws.

11. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], or its assignee is acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], Ventas Beckley, LLC, Ventas Life Sciences, LLC, Wexford Science & Technology, LLC, Wexford Asset Management, LLC, __________________________________, and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [____] day of [_______], 20[__].

GRAYBUG VISION, INC.,

a Delaware corporation,

By:	[FORM ONLY – NOT TO BE EXECUTED AT LEASE EXECUTION]
Name:
Title:

EXHIBIT H

Tenant’s Insurance Requirements

(a) Commercial General Liability insurance that is at least as broad as the coverage provided by ISO Form CG 00 01 04 13, covering damages because of bodily injury, property damage, and personal & advertising injury, arising out of Tenant’s premises, operations or products-completed operations, with limits of liability of not less than Two Million Dollars ($2,000,000) for bodily injury and property damage per occurrence with a Two Million Dollar ($2,000,000) general annual aggregate and a Two Million Dollar ($2,000,000) products-completed operations aggregate, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein. Such Commercial General Liability insurance shall not be modified with any endorsement that: (1) adds any limitation or exclusion to the standard Commercial General Liability policy definition of “Insured Contract”; or (2) modifies the “Separation of Insureds” clause contained in Section IV of CG 00 01 14 13; or (3) contains an “Insured vs. Insured” exclusion. Tenant’s Commercial General Liability Insurance shall: (1) name the Landlord and Landlord Indemnitees as additional insureds pursuant to ISO additional insured endorsement CG 20 11 or equivalent; and (2) shall provide that any insurance carried by the Landlord and Landlord Indemnitees is excess and non-contributing with Tenant’s insurance.

(b) Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired, leased, rented, borrowed, non-owned or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on an occurrence form with combined single limits of not less than One Million Dollars ($1,000,000) per accident for bodily injury (including death) and property damage. Tenant’s Commercial Automobile Liability insurance policy shall be endorsed to add the Landlord and Landlord Indemnitees as additional insureds on a primary and non-contributory basis.

(c) Commercial Property insurance covering all Alterations and Tenant’s Property, including business and personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees and ground lessors as loss payees as their interests may appear. Such insurance shall be written on an “All Risk” or “Special Form” of physical loss or damage basis and shall not exclude the perils of fire, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, earthquake, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Such insurance shall provide business interruption coverage with limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months plus twelve (12) months’ extended period of indemnity. Such insurance shall not be subject to a deductible or self-insured retention greater than $50,000.00.

(d) Tenant shall provide Workers’ Compensation in compliance with all statutory laws. Employer’s Liability insurance must be at least in the amount of One Million Dollars ($1,000,000) for bodily injury for each accident, One Million Dollars ($1,000,000) for bodily injury by disease for each employee, and One Million ($1,000,000) bodily injury by disease for policy limit. Tenant’s policies shall be endorsed to waive subrogation against Landlord and Landlord Indemnitees.

(e) Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by the Landlord, on or about the Premises. Such coverage shall be maintained with limits not less than One Million Dollars ($1,000,000) per incident with a Two Million Dollar ($2,000,000) policy aggregate, and include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, cleanup costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Such pollution legal liability insurance shall include the Landlord and Landlord Indemnitees as additional insureds on a primary and non-contributory basis.

(f) Liquor Liability insurance written on a coverage form and with amounts not less than those reasonably acceptable to Landlord for any tenant event at which alcoholic beverages will be served, sold, or consumed on the Premises. Such liquor liability insurance shall include the Landlord and Landlord Indemnitees as additional insureds on a primary and non-contributory basis.

(g) Umbrella / Excess Liability insurance with limits of not less than $5,000,000 per occurrence with a $5,000,000 annual aggregate, written on a follow-form basis over the required General Liability, Liquor Liability (if required), Auto Liability, and Employer’s

Liability coverages. Such umbrella/excess liability insurance shall include the Landlord and Landlord Indemnitees as additional insureds on a primary and non-contributory basis.

(h) To the fullest extent permitted by law, Tenant hereby waives all rights of subrogation and recovery against and in favor of Landlord and Landlord Indemnitees for loss or damage insured (or required to be insured) under Tenant’s insurance policies.

(i) Tenant shall maintain the insurance coverage required under this Lease with carriers having a then-current A.M. Best Rating of at least A- VII.

(j) Tenant shall provide Landlord with at least than thirty (30) days’ written notice prior to the cancellation or non-renewal of any insurance policy required by this Lease (except for at least ten (10) days’ written notice prior to cancellation due to non-payment of premium).

(k) Prior to the Term Commencement Date, Tenant shall provide Landlord with certificates of insurance and policy endorsements evidencing the insurance coverage required by this Lease, including all required additional insured endorsements. Not less than ten

(10) days prior to the expiration of such policies, Tenant shall deliver certificates or binders to Landlord as evidence of the replacement or renewal of such coverage.

(l) Tenant agrees that if Tenant does not take out and maintain the insurance required by this Lease, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

(m) It is expressly agreed and understood that the insurance policies and limits required hereunder shall not limit the liability of Tenant under the Lease, and that Landlord makes no representation that these types or amounts of insurance are sufficient or adequate to protect Tenant’s interests or liabilities, but are merely minimums.

(n) Landlord’s failure to demand certificates of insurance, policies, or endorsements required by this Lease shall not constitute a waiver of any obligations imposed upon Tenant by this Lease, nor shall Landlord’s failure to identify a deficiency in Tenant’s insurance that is provided be construed as a waiver of Tenant’s obligation to maintain such insurance.

At all times during the period beginning with the commencement of construction of any Alterations (“Tenant Work”) being constructed by Tenant, Tenant shall also maintain and cause its contractors and subcontractors to maintain the insurance required in Exhibit B-1.

EXHIBIT I

OPERATING EXPENSES DEFINED

As used in the Lease, the term “Operating Expenses” shall include:

(a) All “Taxes”, defined as all

(i) Government impositions, including property tax costs consisting of real and personal property taxes (including amounts due under any improvement bond upon the Building and the Property (including the parcel or parcels of real property upon which the Building and areas serving the Building are located)) or assessments in lieu thereof imposed by a Governmental Authority;

(ii) taxes based on the square footage of the Premises, the Building or the Property, as well as any utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Property;

(iii) taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises;

(iv) any fee for a business license to operate an office and/or research building;

(v) all assessments, levies, fees or contributions, whether required by law or voluntary, for business improvement districts, transit, school district, impact fee, district management or community partnerships and/or any “safe streets” program applicable to the

Building or the Property, any payment in lieu of taxes, or payments in connection with so-called tax increment financing or similar transactions, personal property taxes, sewer and water rents, rates and charges; and

(vi) any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof.

To the extent that any tenant of the Building is exempt from property taxes or is entitled to a special reduction in property tax and, as a result, property taxes on the Building or the Property are reduced by the assessing authority to reflect such exemption or reduction, then only the tenant(s) entitled to such exemption or reduction shall receive the benefit thereof, and Taxes for all other tenants (including Tenant) shall be computed as if such exemptions or reductions were not in effect; and

(b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Property, which shall include, but not be limited to,

(i) costs of repairs and replacements to improvements within the Building and the Property as appropriate to maintain the Building and the Property as required hereunder;

(ii) costs of utilities furnished to the Common Area and the Property;

(iii) sewer fees; cable television; trash collection; cleaning, including windows; HVAC costs;

(iv) maintenance of landscaping and grounds, drives and driveways and ice and snow removal;

(v) maintenance, repair and replacement of the roof;

(vi) security services and devices;

(vii) building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Property;

(viii) license, permit and inspection fees;

(ix) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or the Property systems and equipment;

(x) telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Property;

(xi) [intentionally omitted];

(xii) property management and asset management fees and any other charges payable under the contract therefor, not to exceed three percent (3%) of gross revenues;

(xiii) accounting, legal and other professional fees and expenses incurred in connection with the Property;

(xiv) costs of furniture, draperies, carpeting, landscaping supplies, ice and snow removal supplies and equipment and other customary and ordinary items of personal property provided by Landlord for use in Common Area or in the Property office;

(xv) rent or rental value for a commercially reasonable amount of space, to the extent an office used for Building management operations is maintained at the Property, plus customary expenses for such office;

(xvi) capital expenditures which are: (a) incurred primarily to reduce operating expenses costs or otherwise improve the operating efficiency of the Building, provided the amount included in Operating Expenses shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement; or (b) required to comply with any laws that are enacted, or first interpreted to apply to the Building, after the date of this Lease. Such capital costs shall be amortized over the useful life of the capital improvements in question;

(xvii) costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Effective Date with Applicable Laws);

(xviii) costs to keep the Property in compliance with, or costs, fees or assessments otherwise required under or incurred pursuant to any CC&Rs;

(xix) insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages;

(xx) portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies;

(xxi) service contracts; costs of services of independent contractors retained to do work of a nature referenced above;

(xxii) costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Property, its equipment, the adjacent walks, and landscaped areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow truck drivers, handymen; and engineering/maintenance/facilities personnel;

(xxiii) holiday decorations;

(xxiv) costs incurred with respect to any shuttle bus, valet, car pooling or other transportation servicing the Property;

(xxv) equitable allocation of costs and expenses from Landlord’s corporate offices, including costs and expenses for information technology, accounting and other centralized administrative functions provided to the Property; and

(xxvi) in the event (and only so long as) the Building is accredited with the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, reasonable administrative reporting costs to retain such rating, costs of operating and maintaining all conference facilities in the Building, reduced by any sums collected for the use of any conference facilities in the Building.

(c) Notwithstanding the foregoing, Operating Expenses shall not include any:

(i) net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Property;

(ii) any leasing commissions;

(iii) expenses that relate to preparation of rental space for a tenant;

(iv) expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing);

(v) legal expenses relating to other tenants;

(vi) costs of repairs to the extent reimbursed by payment of insurance proceeds or any other funds received by Landlord;

(vii) interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Property or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense);

(viii) salaries of executive officers of Landlord above the level of senior level property manager;

(ix) depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to exclude from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection (b) above);

(x) costs or expenses incurred in connection with the financing or sale of the Property or any portion thereof;

(xi) costs expressly excluded from Operating Expenses elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease;

(xii) professional fees and disbursements and other costs and expenses related to the ownership (as opposed to the use, occupancy, operation, maintenance or repair) of the Property;

(xiii) any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord;

(xiv) any ground or underlying lease rental;

(xv) bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the Property;

(xvi) costs of capital expenditures as determined under generally accepted accounting principles, except as provided in clause (b)(xvi) above;

(xvii) rentals for items which if purchased, rather than rented, would constitute a capital cost;

(xviii) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants’ or other occupants’ improvements or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(xix) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly;

(xx) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(xxi) amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xxii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(xxiii) services provided, taxes, attributable to, and costs incurred in connection with the operation of any retail, restaurant and garage operations for the Building, and any replacement garages and any shuttle services;

(xxiv) costs incurred in connection with upgrading the Building to comply with laws, rules, regulations and codes in effect prior to the date hereof;

(xxv) costs arising from latent defects or repair thereof; and

(xxvi) costs for sculpture, paintings or other objects of art.

EXHIBIT J

REQUEST FOR USE OF COMMON AREA

Date of Request:

Landlord/Owner:

Tenant/Requestor:

Property Location:

Event Description:

Proposed Plan for Security & Cleaning:

Date of Event:

Hours of Event: (to include set-up and take down):

Location at Property (see attached map):

Number of Attendees:

Open to the Public? [___] YES [___] NO

Food and/or Beverages? [___] YES [___] NO

If YES:

•	Will food be prepared on site? [___] YES [___] NO

•	Please describe:

•	Will alcohol be served? [___] YES [___] NO

•	Please describe:

•	Will attendees be charged for alcohol? [___] YES [___] NO

•	Is alcohol license or permit required? [___] YES [___] NO

J-1

•	Does caterer have alcohol license or permit: [___] YES [___] NO [___] N/A

Other Amenities (tent, booths, band, food trucks, bounce house, etc.):

Other Event Details or Special Circumstances:

The undersigned certifies that the foregoing is true, accurate and complete and he/she is duly authorized to sign and submit this request on behalf of the Tenant/Requestor named above.

[INSERT NAME OF TENANT/REQUESTOR]

By:	[FORM ONLY – NOT TO BE EXECUTED AT LEASE EXECUTION]

Name:
Title:
Date:

J-2

EXHIBIT K

HazMat Rules

GENERAL LAB GUIDELINES

The followings are preliminary general guidelines set by Landlord for the operation of laboratory space at the Building. Landlord reserves the right to change, amend, add, or delete any part or the whole of these guidelines at any time. Specific guidelines regarding chemical, biological, lab and radiation safety are the responsibility of the Tenant. Each laboratory is required to have a complete Health and Safety Plan and a designated Officer. Tenant must obtain and keep current all necessary permits and licenses from the appropriate governmental authorities.

(a) Acid Disposal: All acid solutions must be disposed only through the designated acid disposal sink in the lab. Absolutely do not pour acid solution in other sinks located in your laboratory or any other sinks in the common labs. An acid/base neutralizer kit (such as baking soda) should be used to clean up small acid or base spills.

(b) Deliveries: A representative of the Tenant must be present to accept and sign for incoming packages. Delivered packages should not be left in Common Area. All deliveries of Hazardous Materials and Regulated Waste must be coordinated with building management.

(c) Dry Ice: Dry ice should not be poured in the sinks as this will cause the sinks to crack. Dry ice also should not be kept in the cold room or any other room with limited air circulation.

(d) Flammables: Flammable substances must be stored in a “flammables cabinet” at all times when not in use. Spills involving flammable or noxious materials should be isolated as quickly as possible. Areas adjacent to affected areas should be notified and evacuated if necessary. Building Management should be notified immediately.

(e) Glass and Sharp Disposals: Broken glass, Pasteur pipettes and sharps must be disposed of in clearly marked containers and not in the regular trash in order to avoid accidents to waste handlers. It is tenant’s responsibility to contract for Glass and Sharp Disposal.

(f) Health and Safety Officer: Each Tenant occupying a lab and performing experiments must develop a health and safety manual and designate a Health and Safety Officer. The Health and Safety Officer will be responsible for training their employees and be accountable for maintaining the safety of all personnel, employees and non-employees of the Tenant, which could be affected by the work of the Tenant. The name of the Health and Safety Officer should be reported to Building Management when newly designated or when replaced. Material safety data sheet (MSDS) of chemicals and compounds should be kept in a binder in alphabetical order. The binder should be kept in the same designated space at all times. A second copy of the MSDS binder must be delivered to Building Management and kept current at all times.

K-1

(g) Radiation Safety: The Tenant is responsible for obtaining a license from the NRC to carry out work with radioisotopes. The use of radioisotopes and compliance with all the rules and guidelines set by the NRC and the State of North Carolina are the sole responsibility of the Tenant. Upon vacating the Premises, Tenant must remove all radioisotopes as well as radioactive waste from the laboratory and provide Landlord with a “laboratory space decommission statement” from the NRC.

(h) Safety Showers: Safety showers are designed to be activated in the case of an emergency, and will dispense a large volume of water very quickly after being activated. Water from the safety shower will continue to flow automatically until the shower handle is pushed back to deactivate the water flow. In the event of shower activation, an absorbent material should be used to remove excess water. Building Management must be notified immediately after any Safety Shower activation.

(i) Waste Disposal: Disposal of biohazard waste, chemicals, glassware and sharps are the sole responsibility and liability of the Tenant. Landlord will make every effort to obtain a group discount for these services from independent parties. However, the Landlord assumes no liability in ensuring their proper disposal.

(j) Water Spills: In the event of water spills or overflows, an absorbent material should be used to rapidly remove excess water in order to prevent leakage to other floors. Building Management must be notified immediately after any water spill or overflow.

K-2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 5th day of December, 2019, by and between VENTAS BECKLEY, LLC, a Delaware limited liability company (“Landlord”), and GRAYBUG VISION, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of October 8, 2019 (as the same may have been amended, supplemented or modified from time to time, the “Lease”), whereby Tenant leases from Landlord certain premises located on the second (2nd) floor (the “Premises”) of the building located at 6411 Beckley Street, Baltimore, Maryland (the “Building”) and the appurtenances related thereto (collectively, the “Property”).

B. WHEREAS, prior to the Term Commencement Date under the Lease, Tenant occupied the Premises pursuant to that certain Sublease dated August 17, 2015 (“Sublease”) between Tenant and Eisai, Inc. (“Eisai”), and pursuant to Section 3.3 of the Lease, Landlord’s obligations under the Lease are conditioned upon Eisai surrendering possession of and vacating the Premises and releasing any and all rights and interests in and to the Premises on terms and conditions satisfactory to the Landlord ; and

C. WHEREAS, to facilitate the surrender, vacation and release required pursuant to Section 3.3, Landlord and Tenant desire to amend the Lease to provide that Tenant’s obligations under the Lease with regard to Hazardous Materials dates back to the commencement of the term of the Sublease.

D. WHEREAS, to address Tenant’s evolving space needs during the Term, Landlord and Tenant agree to discuss and cooperate any Tenant request for additional space in the Building as set forth herein.

E. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

1

2. Hazardous Materials. Section 20.1 of the Lease is hereby deleted and replaced with the following new language:

“20.1. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises, the Building or the Property in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Property, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term, any extension or renewal hereof or holding over hereunder or during the term of that certain Sublease dated August 17, 2015 between Tenant and Eisai, Inc. (the “Sublease”), or (d) contamination of the Property occurs as a result of Hazardous Materials that are placed on or under or are released into the Property by a Tenant Party, then Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Property or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, (y) damages arising from any adverse impact on marketing of space in the Property or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term or during the term of the Sublease as a result of such breach or contamination. This indemnification by Tenant includes costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees incurred in connection with any judgments, damages, penalties, fines, liabilities or losses, any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Property. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Property, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Property, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Property, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Property, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation.”

3. Tenant’s Space Needs. The parties agree to discuss and cooperate with one another in an effort to address any Tenant request for additional space in the Building during the Term. Any agreement for additional space shall be documented in writing signed by the parties and shall be subject to mutual agreement on all terms, including, but not limited to cost, insurance and location. This Amendment does not obligate Landlord to reserve space for Tenant or restrict Landlord’s ability to lease space in the Building to other tenants.

2

4. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5. Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

6. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

VENTAS BECKLEY, LLC a Delaware limited liability company

By:	/s/ Jim Mendelson
Name:	Jim Mendelson
Title:	authorized signatory

TENANT:

GRAYBUG VISION, INC., a Delaware corporation

By:	/s/ Dan Salain
Name:	Dan Salain
Title:	Chief operating officer

4

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 26 day of June, 2020 (the “Amendment Effective Date”), by and between VENTAS BECKLEY, LLC, a Delaware limited liability company (“Landlord”), and GRAYBUG VISION, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of October 8, 2019, as amended by that certain First Amendment to Lease dated as of December 5, 2019 (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases from Landlord certain premises located on the second (2nd) floor (the “Existing Premises”) of the building located at 6411 Beckley Street, Baltimore, Maryland (the “Building”);

B. WHEREAS, the parties hereto seek to (i) relocate Tenant within the Building so that Tenant vacates certain portions of the Existing Premises and occupies approximately 15,649 square feet of Rentable Area on the second floor of the Building as shown on the attached Exhibit A (the “New Space”), and (ii) extend the Term of the Existing Lease (as amended hereby) and address such other matters as set forth in this Amendment; and

C. WHEREAS, Landlord and Tenant desire to expand the modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated into this Amendment.

2. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.”

3. Lease of New Space. Landlord hereby leases and demises to Tenant and Tenant rents and leases from Landlord the New Space. The attached Exhibit A replaces Exhibit A-2 to the Existing Lease.

4. New Space Commencement Date. The Term of the Lease with respect to the New Space shall begin on the date that the Landlord delivers the New Space to Tenant (the “New Space Commencement Date”). The New Space Commencement Date is anticipated to be delivered on the Amendment Effective Date.

5. Base Rent for New Space. Tenant shall commence paying Base Rent with respect to the New Space on the date that is the earlier of (i) December 17, 2020, and (ii) the date Tenant occupies the New Space or any substantial portion thereof for the purpose of conducting business operations (the “New Space Rent Commencement Date”) in the amounts set forth in Section 8 of this Amendment. Base Rent for the New Space shall be due and payable in equal monthly installments in the same manner and subject to the same terms and conditions as set forth in the Existing Lease. Promptly following the New Space Rent Commencement Date, the parties shall execute and deliver a written instrument in the form attached as Exhibit C to the Existing Lease specifying the actual New Space Commencement Date and the New Space Rent Commencement Date.

6. Tenant’s Pro Rata Share; Additional Rent. From and after the New Space Rent Commencement Date and provided Tenant has then surrendered the Existing Premises in accordance with the terms of the Lease, the Rentable Area of the Premises shall be deemed to be 15,649 square feet and Tenant’s Pro Rata Share shall be deemed to be 21.87% (which is calculated by dividing the Rentable Area of the Premises by the Rentable Area of the Building, i.e. 15,649/71,541). All Additional Rent shall continue to be due and payable in the same manner and subject to the same terms, conditions and escalations as set forth in the Existing Lease, except that, from and after the New Space Rent Commencement Date, such Additional Rent shall be calculated on the basis of the revised Rentable Area of the Premises and the revised Tenant’s Pro Rata Share. For the avoidance of doubt, Landlord’s annual statement shall account for the differences in Tenant’s Pro Rata Share for the periods prior to and after the New Space Rent Commencement Date.

7. Term and Expiration Date. The Term of the Lease is hereby extended by an additional thirty (30) months such that the Expiration Date shall be June 30, 2023. The period from December 17, 2020 through June 30, 2023 is hereinafter referred to as the “Extension Period”. Notwithstanding the foregoing, on or prior to December 16, 2020, Tenant shall surrender the Existing Premises (except for that portion of the Existing Premises that is part of the New Space) to Landlord in accordance with the terms of the Existing Lease, and if Tenant fails to do so, Tenant shall be deemed to be holding over with respect to the Existing Premises and the provisions of Section 26 of the Existing Lease shall apply.

8. Base Rent During Extension Period. During the Extension Period, initial monthly and initial annual installments of Base Rent for the New Space shall be as set forth on the chart below.

2

Dates	Square Feet of Rentable Area*	Initial Base Rent per Square Foot of Rentable Area*	Initial Monthly Base Rent*	Initial Annual Base Rent*
New Space Rent Commencement Date through last day of 12th full calendar month thereafter	15,649	$24.75 annually	$32,276.06	$387,312.75

*	Subject to adjustment based upon the Rentable Area of the Premises in accordance with Section 6.1 of the Lease.

Base Rent for the New Space shall be subject to an annual upward adjustment of three percent (3.0%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) anniversary of the New Space Rent Commencement Date, and shall become effective on every successive anniversary of the New Space Rent Commencement Date for so long as the Lease continues in effect.

9. Definition of Premises. This Amendment does not modify Tenant’s obligations with regard to the Existing Premises under the Existing Lease. From and after the New Space Commencement Date, except for purposes of determining the Base Rent and Additional Rent which shall apply from and after the New Space Rent Commencement Date, the definition of the Premises shall be amended so as to include both the Existing Premises and the New Space; provided, however, that when the Tenant surrenders the Existing Premises (except for that portion of the Existing Premises that is part of the New Space) in accordance with the Existing Lease, the term Premises shall mean only the New Space. All other provisions of the Lease affected by the inclusion of the New Space in the Premises shall be adjusted and amended accordingly.

10. Condition of Premises. Tenant acknowledges that (a) it is in possession of the Existing Premises and is fully familiar with the condition of the New Space and, notwithstanding anything contained in the Lease to the contrary, agrees to take the New Space in its condition “as is” as of the New Space Commencement Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Extension Period or to pay for any improvements to the Premises, except as may be expressly provided in the Lease. Any and all Alterations Tenant desires to make to the Existing Premises and the New Space are subject to the terms and conditions of Section 16 of the Lease.

11. Financial Statements. To induce Landlord to enter into this Amendment, Tenant agrees that it shall furnish to Landlord, from time to time, within fifteen (15) business days after receipt of Landlord’s written request, the most recent year-end unconsolidated financial statements audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the

3

end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section.

12. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Cushman & Wakefield (“Tenant’s Broker”) and CB Richard Ellis (“ Landlord’s Broker”, together with Tenant’s Broker, the “Brokers”) and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Landlord represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than the Brokers and agrees to reimburse, indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant, at Landlord’s sole cost and expense) and hold harmless the Tenant for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by it. Landlord shall pay the Brokers pursuant to the terms of a separate written agreement. This Section 13 shall survive the expiration or earlier termination of the Lease.

13. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

14. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

15. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

4

16. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

17. Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind Landlord in accordance with the terms of this Amendment.

18. Electronic Signatures; Counterparts. This Amendment may be executed (and, as appropriate, witnessed and/or notarized) by electronic signature process (such as DocuSign), in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and applicable state law, and in one or more counterparts, each of which shall, for all purposes, be deemed an original and fully enforceable as an original. All such counterparts, taken together, shall constitute one and the same agreement even though all of the parties may not have executed the same counterpart of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

5

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

VENTAS BECKLEY, LLC
a Delaware limited liability company

By:	/s/ Michael Frumm
Name:	Michael Frumm
Title:	Authorized signatory

TENANT:

GRAYBUG VISION, INC.,
a Delaware corporation

By:	/s/ Dan salain
Name:	Dan salain
Title:	chief operating officer

EXHIBIT A

NEW SPACE